                                                                    Exhibit 10.8

                              OFFICE BUILDING LEASE

                                     BETWEEN

                        ELIZABETHEAN COURT ASSOCIATES III
                              LIMITED PARTNERSHIP,

                                   AS LANDLORD

                                       AND

                             TECH TEAM GLOBAL, INC.,

                                    AS TENANT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  SPECIFIC PROVISIONS .................................................     1
    1.1   PREMISES ......................................................     1
          Demised Premises ..............................................     1
          Rentable Area .................................................     1
          Complex .......................................................     1
          Building ......................................................     1
          Address .......................................................     1
    1.2   LEASE DATES ...................................................     1
          Lease Term ....................................................     I
          Base Year .....................................................     I
          Fiscal Year ...................................................     I
          Lease Year ....................................................     I
          Calendar Year .................................................     1
    1.3   BASE ANNUAL RENT ..............................................     1
          Initial Base Annual Rent ......................................     I
          Percentage Factor .............................................     2
    1.4   INTENTIONALLY DELETED .........................................     2
    1.5   ADDITIONAL RENT ...............................................     2
          Increases in Real Estate Taxes ................................     2
          Increases in Operating Expenses ...............................     2
    1.6   SECURITY DEPOSIT ..............................................     2
    1.7   STANDARD BUILDING OPERATING DAYS AND HOURS ....................     2
    1.8   USE OF PREMISES ...............................................     2
    1.9   ADDRESSES .....................................................     2
          Address For Notices To Tenant .................................     2
          Addresses For Notices To Landlord .............................     2
          Address For Payment Of Rent ...................................     2
    1.10  SPECIAL PROVISIONS ............................................     3
    1.11  EXHIBITS TO LEASE .............................................     3
2.  RENT ................................................................     3
    2.1   BASE ANNUAL RENT ..............................................     3
          Payment of Base Annual Rent ...................................     3
          Escalation of Base Annual Rent ................................     4
    2.2   ADDITIONAL RENT ...............................................     4
          Real Estate Taxes .............................................     4
          Operating Expenses ............................................     4
    2.3   ADDITIONAL RENT ESTIMATES AND ADJUSTMENTS .....................     6
          Initial Additional Rent Adjustments ...........................     6
          Annual Budget .................................................     6
          Additional Rent Reconciliations ...............................     7
          Verification of Additional Rent ...............................     7
          Fiscal Year ...................................................     7
          Audit .........................................................     7
    2.4   RENT ADJUSTMENT LIMIT .........................................     7
    2.5   SURVIVAL OF RENT OBLIGATION ...................................     8
    2.6   PRO RATA SHARE ................................................     8
    2.7   PRORATED RENT .................................................     8
    2.8   APPLICATION OF RENT ...........................................     8
    2.9   LATE-PAYMENT FEE AND INTEREST CHARGE ..........................     8
    2.10  OTHER TENANT COSTS AND EXPENSES ...............................     8
3.  CONSTRUCTION OF PREMISES AND OCCUPANCY ..............................     8
    3.1   AS-IS .........................................................     8
    3.2   POSSESSION ....................................................     8
    3.3   PERMITS .......................................................     9
4.  SUBLETTING AND ASSIGNMENT ...........................................     9
    4.1   CONSENT .......................................................     9
    4.2   RECAPTURE OF PREMISES .........................................    10
    4.3   EXCESS RENT AND OTHER CONSIDERATION ...........................    10
    4.4   TENANT LIABILITY ..............................................    10
    4.5   REASONABLE STANDARDS OF CONSENT ...............................    10
    4.6   OTHER TRANSFERS ...............................................    11
    4.7   REQUIRED INFORMATION ..........................................    11
    4.8   FEES; DOCUMENTS ...............................................    11
    4.9   RIGHTS ON DEFAULT .............................................    12

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
5.  SERVICES AND UTILITIES ..............................................    12
    5.1   BUILDING STANDARD SERVICES AND UTILITIES ......................    12
    5.2   OVERTIME SERVICES .............................................    12
    5.3   EXCESSIVE USAGE ...............................................    12
          (a) Equipment Restrictions ....................................    12
          (b) Excessive Electrical Usage ................................    13
          (c) Additional Utility Cost ...................................    13
    5.4   EXCESSIVE HEAT GENERATION .....................................    13
    5.5   BUILDING SECURITY .............................................    13
    5.6   ROOF AND AUXILIARY SPACES .....................................    13
    5.7   TRASH REMOVAL .................................................    13
6.  USE AND UPKEEP OF PREMISES ..........................................    13
    6.1   USE ...........................................................    13
    6.2   ILLEGAL AND PROHIBITED USES ...................................    14
    6.3   INSURANCE RATING ..............................................    14
    6.4   ALTERATIONS ...................................................    14
          (a) Approval Required .........................................    14
          (b) Alteration Requirements ...................................    14
          (c) Removal of Leasehold Improvements and Tenant's
              Property ..................................................    15
          (d) Compliance with Laws ......................................    15
          (e) Removal of Alterations ....................................    16
    6.5   MAINTENANCE BY LANDLORD .......................................    16
          (a) Landlord Repairs and Maintenance ..........................    16
          (b) Use of Demised Premises by Landlord .......................    16
    6.6   SIGNS AND PUBLICATIONS ........................................    16
    6.7   EXCESSIVE FLOOR LOAD ..........................................    16
    6.8   MOVING AND DELIVERIES .........................................    17
          (a) Prohibitions/Notices ......................................    17
          (b) Coordination with Landlord ................................    17
          (c) Moving Damages ............................................    17
    6.9   RULES AND REGULATIONS .........................................    17
    6.10  TENANT MAINTENANCE AND CONDITION OF DEMISED PREMISES UPON
          SURRENDER .....................................................    17
    6.11  TENANT PROPERTY AND LEASEHOLD IMPROVEMENTS ....................    17
    6.12  LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES ...................    18
    6.13  MEDICAL WASTE .................................................    18
7.  ACCESS ..............................................................    18
    7.1   LANDLORD'S ACCESS .............................................    18
    7.2   RESTRICTED ACCESS .............................................    18
    7.3   TENANT'S ACCESS ...............................................    18
8.  LIABILITY ...........................................................    18
    8.1   TENANT'S PROPERTY .............................................    18
    8.2   CRIMINAL ACTS OF THIRD PARTIES ................................    19
    8.3   PUBLIC LIABILITY ..............................................    19
    8.4   CONSTRUCTION ON CONTIGUOUS PROPERTY ...........................    19
    8.5   TENANT INSURANCE ..............................................    19
          (a) Liability Insurance .......................................    19
          (b) Fire and Casualty Insurance ...............................    19
          (c) Increases in Coverage .....................................    19
          (d) Policy Requirements .......................................    20
          (e) No Limitation of Liability ................................    20
          (f) Waiver of Subrogation .....................................    20
          (g) Business Interruption .....................................    20
    8.6   INCIDENT REPORTS ..............................................    20
9.  DAMAGE ..............................................................    20
    9.1   INTENTIONALLY DELETED .........................................    20
    9.2   FIRE OR CASUALTY DAMAGE .......................................    20
    9.3   UNTENANTABILITY ...............................................    21
          (a) Restoration Requirements ..................................    21
          (b) Casualty Near Expiration of Lease Term ....................    21
          (c) Tenant's Right of Termination .............................    21
10. CONDEMNATION ........................................................    22
    10.1  LANDLORD'S RIGHT TO AWARD .....................................    22
    10.2  TENANT'S RIGHT TO FILE CLAIM ..................................    22
11. BANKRUPTCY ..........................................................    22
    11.1  EVENTS OF BANKRUPTCY ..........................................    22
    11.2  LANDLORD'S REMEDIES ...........................................    22
          (a) Termination of Lease.......................................    22
          (b) Suit for Possession .......................................    23
          (c) Non-Exclusive Remedies ....................................    23
          (d) Assumption or Assignment by Trustee .......................    23
          (e) Adequate Assurance of Future Performance ..................    23
          (f) Failure to Provide Adequate Assurance .....................    23
    11.3  GUARANTORS ....................................................    23
    11.4  DAMAGES .......................................................    23

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
12. DEFAULTS AND REMEDIES ...............................................    24
    12.1  DEFAULT .......................................................    24
    12.2  REMEDIES ......................................................    24
    12.3  LANDLORD'S RIGHT TO RELET .....................................    25
    12.4  RECOVERY OR DAMAGES ...........................................    25
          (a) Quantification of Damages .................................    25
          (b) Non-Exclusive Rights ......................................    26
    12.5  WAIVER ........................................................    26
    12.6  ANTICIPATORY REPUDIATION ......................................    26
          (a) Repudiation Prior to Commencement Date ....................    26
          (b) Repudiation of Any Obligation of Tenant During Lease
              Term ......................................................    26
    12.7  TENANT ABANDONMENT OF DEMISED PREMISES ........................    27
          (a) Abandonment ...............................................    27
          (b) Landlord Right to Enter and to Relet ......................    27
    12.8  TENANT'S PROPERTY .............................................    27
    12.9  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY .....................    27
    12.10 INJUNCTIVE RELIEF .............................................    27
    12.11 INDEPENDENT COVENANTS .........................................    28
    12.12 WAIVER OF REDEMPTION ..........................................    28
    12.13 ATTORNEYS' FEES ...............................................    28
13. SUBORDINATION .......................................................    28
    13.1  SUBORDINATION .................................................    28
    13.2  ESTOPPEL CERTIFICATES .........................................    28
    13.3  ATTORNMENT ....................................................    29
    13.4  MORTGAGEE RIGHTS ..............................................    29
          (a) Mortgagee Requirements ....................................    29
          (b) Notices to Mortgagee ......................................    29
14. TENANT'S HOLDOVER ...................................................    30
    14.1  WITH LANDLORD CONSENT .........................................    30
    14.2  WITHOUT LANDLORD CONSENT ......................................    30
15. SECURITY DEPOSIT ....................................................    30
16. QUIET ENJOYMENT .....................................................    31
17. SUCCESSORS ..........................................................    31
18. WAIVER OF JURY TRIAL AND STATUTE OF LIMITATIONS .....................    31
19. LIMITATION OF LANDLORD'S LIABILITY NOTICE ...........................    31
    19.1  LANDLORD'S CONSENT ............................................    31
    19.2  INDIVIDUAL LIABILITY ..........................................    31
    19.3  NOTICE IN EVENT OF LANDLORD'S DEFAULT .........................    32
20. AUTHORITY ...........................................................    32
21. TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES ..............    32
    21.1  HAZARDOUS SUBSTANCES ..........................................    32
    21.2  TENANT'S RESTRICTIONS .........................................    32
          (a) Violations ................................................    32
          (b) Use .......................................................    32
    21.3  AFFIRMATIVE OBLIGATIONS .......................................    33
          (a) Compliance with Laws ......................................    33
          (b) Clean-Up Plans ............................................    33
          (c) Information Requests ......................................    33
    21.4  TENANT'S INDEMNITY ............................................    33
    21.5  SURVIVAL OF OBLIGATIONS .......................................    33
22. JOINT AND SEVERAL LIABILITY .........................................    33
23. DEFINITIONS .........................................................    34
    23.1  PRONOUNS ......................................................    34
    23.2  DEMISED PREMISES ..............................................    34
    23.3  LEASE TERM ....................................................    34
    23.4  TENANT'S PROPERTY .............................................    34
    23.5  LEASEHOLD IMPROVEMENTS ........................................    34
24. NOTICE TO PARTIES ...................................................    34
    24.1  ADDRESSES FOR NOTICES .........................................    34
    24.2  EFFECTIVE DATE OF NOTICE ......................................    34
25. NOTICE TO MORTGAGEES ................................................    34
26. SPECIAL PROVISIONS; EXHIBITS; RENOVATION ............................    34
    26.1  INCORPORATION IN LEASE ........................................    34
    26.2  CONFLICTS .....................................................    34
27. CAPTIONS ............................................................    35
28. ENTIRE AGREEMENT; MODIFICATION ......................................    35
29. GOVERNING LAW; SEVERABILITY; RENOVATION .............................    35
30. BINDING EFFECT OF LEASE .............................................    35
31. FORCE MAJEURE .......................................................    35

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
32. RECORDATION .........................................................    35
33. TIME OF ESSENCE .....................................................    35
34. BROKERS .............................................................    36
35. RELATIONSHIP OF LANDLORD AND TENANT .................................    36
36. FINANCIAL STATEMENTS ................................................    36
37. LENDER'S APPROVAL ...................................................    36
38. COUNTERPARTS ........................................................    36
39. RENEWAL OPTION ......................................................    36
40. RIGHT OF FIRST OFFER ................................................    36
41. REMOVAL OF DATA AND TELECOMMUNICATIONS WIRES ........................    37
42. EXISTING LEASE ......................................................    38

EXHIBITS TO LEASE:

Exhibit A - Floor Plan
Exhibit B - Building Rules and Regulations
Exhibit C - Cleaning Specifications
Exhibit D - Certificate of Commencement
Exhibit E - Intentionally Deleted
Exhibit F - Work Agreement

     This Lease, made this 18th day of May, 2006, between ELIZABETHEAN COURT ASSOCIATES III LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as "Landlord"), and TECHTEAM GLOBAL, INC. (hereinafter referred to as "Tenant").

     Landlord, for and in consideration of the covenants and agreements set forth hereinafter, leases to Tenant, and Tenant leases from Landlord, the premises described, for the use set forth and for the term and at the rent reserved herein.

1.   SPECIFIC PROVISIONS

     1.1  PREMISES

          (A)  DEMISED PREMISES: Suite 450

          (B)  RENTABLE AREA:    Approximately 5,428 square feet, as measured in
                                 accordance with the provisions of ANSI/BOMA
                                 Z65.1 1996, Standard Method for Measuring Floor
                                 Area in Office Buildings.

          (C)  COMPLEX:          The buildings, improvements and grounds known
                                 as Rock Spring Park, of which the Building is a part.

          (D)  BUILDING:         The Westmoreland Building

          (E)  ADDRESS:          6430 Rockledge Drive
                                 Bethesda, Maryland 20817

     1.2  LEASE DATES

          (A)  LEASE TERM:       The term of this Lease ("Lease Term") shall be
                                 seven (7) "Lease Years" (as defined below) and four (4) months, commencing on the earlier to occur of July 1, 2006, or the date the "Leasehold Improvement" (as defined in Exhibit
                                 F) are substantially complete (the earlier to occur of such dates shall hereinafter be referred to as the "Commencement Date"), and expiring on the date which occurs seven (7)
                                 Lease Years and four (4) months thereafter, both dates inclusive, unless sooner terminated in accordance with the provisions of this Lease.

          (B)  BASE YEAR:        Base Year shall be defined as the period
                                 commencing on January 1, 2006 and ending on December 31, 2006.

          (C)  FISCAL YEAR:      Fiscal Year shall be defined as each annual
                                 period, or portion thereof, included within the Lease Term commencing on January 1, 2006 and ending on December 31, 2006.

          (D)  LEASE YEAR:       The first Lease Year shall commence on the
                                 Commencement Date and shall terminate at 11:59 p.m. on the last day of the twelfth full calendar month thereafter. All subsequent Lease
                                 Years shall be for twelve calendar months, except that the last Lease Year shall terminate on the date this Lease expires or is terminated in accordance with the provisions hereof.

          (E)  CALENDAR YEAR:    Calendar Year (sometimes appearing as `calendar
                                 year') shall be defined as each annual period from January 1 through the immediately following December 31.

     1.3  BASE ANNUAL RENT

          (A) INITIAL BASE ANNUAL RENT: One Hundred Forty-Nine Thousand Two Hundred Seventy and 00/100 Dollars ($149,270.00), payable in equal monthly installments of Twelve Thousand Four Hundred Thirty-Nine and 17/100 Dollars ($$12,439.17), hereinafter referred to as "base monthly rent", for the first Lease Year.

          (B) PERCENTAGE FACTOR: Three percent (3%).

          (C) Provided Tenant is not in default under the Lease, Landlord agrees to abate and forgive the first four (4) full monthly installments of base monthly rent that are payable under the Lease.

     1.4  INTENTIONALLY DELETED

     1.5  ADDITIONAL RENT

          Additional Rent shall be payable by Tenant in accordance with Section 2, commencing on the first day of the second (2nd) Lease Year, consisting of each of the following:

          (A) INCREASES IN REAL ESTATE TAXES: Tenant's pro rata share, equal to 4.27% of the amount of Real Estate Taxes in excess of the Base Year Real Estate Taxes.

          (B) INCREASES IN OPERATING EXPENSES: Tenant's pro rata share, equal to 4.27% of the amount of Operating Expenses in excess of the Base Year Operating Expenses.

     1.6  SECURITY DEPOSIT

          $12,439.17

     1.7  STANDARD BUILDING OPERATING DAYS AND HOURS

          8:00 A.M. to 6:00 P.M. Monday - Friday
          8:00 A.M. to 1:00 P.M. Saturday

     1.8  USE OF PREMISES

          General Office Use

     1.9  ADDRESSES

          (A)  ADDRESS FOR NOTICES TO TENANT

               Tech Team Global, Inc.
               6430 Rockledge Drive
               Suite 450
               Bethesda, Maryland 20817

          (B)  ADDRESSES FOR NOTICES TO LANDLORD

               Elizabethean Court Associates III Limited Partnership c/o Charles E. Smith Commercial Realty
               2345 Crystal Drive
               Arlington, VA 22202

               With a copy to:

               Elizabethean Court Associates III Limited Partnership c/o Rock Spring Properties
               6500 Rock Spring Drive, Suite 600
               Bethesda, Maryland 20817

          (C)  ADDRESS FOR PAYMENT OF RENT

               Elizabethean Court Associates III Limited Partnership c/o Charles E Smith Commercial Realty
               Department Number 529
               Washington, DC 20073-0529

     1.10 SPECIAL PROVISIONS

          Section 39 Renewal Option
          Section 40 Right of First Offer
          Section 41 Removal of Data and Telecommunications Wires
          Section 42 Existing Lease

     1.11 EXHIBITS TO LEASE

          Exhibit A - Floor Plan
          Exhibit B - Building Rules and Regulations
          Exhibit C - Cleaning Specifications
          Exhibit D - Certificate of Commencement
          Exhibit E - Intentionally Deleted
          Exhibit F - Work Agreement

     IN WITNESS WHEREOF, Landlord has caused this Lease, composed of Specific Provisions, General Provisions, Special Provisions and Exhibits, to be signed and sealed by one or more of its Officers, General Partners, Trustees, or Agents, and Tenant has caused this Lease, as described above, to be signed in its corporate name by its duly authorized officer and its corporate seal to be hereto affixed and duly attested by its Secretary.

                                        LANDLORD:

WITNESS:                                ELIZABETHEAN COURT ASSOCIATES III
                                        LIMITED PARTNERSHIP, a Maryland limited
                                        partnership
By: /s/ Latissa Bell
    ---------------------------------   By: WESTMORELAND BUILDING CORPORATION,
                                        General Partner


ATTEST:                                 By: /s/ Charles A. Camalier
                                            ------------------------------------
                                        Name: Charles A. Camalier
/s/ Michael A. Sosin                    Title:
-------------------------------------          ---------------------------------


                                        TENANT:

                                        TECHTEAM GLOBAL, INC.


                                        /s/ LW Granger
                                        ----------------------------------------
                                        Name: LW Granger
                                        Title: COO

                                        GENERAL PROVISIONS

2.   RENT

     2.1  BASE ANNUAL RENT.

          (A) PAYMENT OF BASE ANNUAL RENT. Tenant shall pay the first monthly installment of Base Annual Rent specified in Section 1.3 upon execution of this Lease. After the Commencement Date, Tenant shall pay the remaining monthly installments of Base Annual Rent in advance without deduction, demand, right of set-off or recoupment, in immediately available funds, on the first day of each and every calendar month throughout the entire Lease Term specified in Section 1.2(a), to Charles E. Smith Real Estate Services L.P. ("Landlord's Agent"), by electronic funds transfer if requested by Landlord, or otherwise at the address specified in Section 1.9(b), or to such other person or at such other place as Landlord may hereafter designate in writing.

          (B) ESCALATION OF BASE ANNUAL RENT. Commencing on the first anniversary date of the Commencement Date and continuing on each subsequent anniversary thereof, the Base Annual Rent shall be increased by the Percentage Factor stipulated in Section 1.3(b) times the Base Annual Rent payable for the preceding Lease Year (all of which shall be calculated without giving effect to any waiver of rent or rent credit otherwise provided to Tenant). The escalated Base Annual Rent so determined shall be the "Base Annual Rent" for all purposes of this Lease, including the calculation of the increase in Base Annual Rent for the subsequent Lease Year.

     2.2 ADDITIONAL RENT. Commencing on the date set forth in Section 1.5 and continuing throughout the Lease Term, Tenant shall pay as Additional Rent Tenant's pro rata share of any (i) Real Estate Taxes and (ii) Operating Expenses, in excess of the (i) Real Estate Taxes and (ii) Operating Expenses, respectively, payable by Landlord in the Base Year. Additional Rent shall be determined as follows:

          (A) REAL ESTATE TAXES. Tenant shall pay Tenant's pro rata share, as defined in Section 1.5(a), of any Real Estate Taxes paid during each Fiscal Year falling entirely or partly within the Lease Term, in excess of the amount of Real Estate Taxes paid during the Base Year.

               (i) The term "Real Estate Taxes" shall mean (1) all taxes, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Lease Term), water, sewer, transportation or other excises, levies, license fees, permit fees, impact fees, inspection fees, and other authorization fees and other similar charges, in each case whether general or special, levied or assessed, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time during or in respect of the Lease Term, may, by any governmental or taxing authority, be assessed, levied, confirmed, or imposed on or in respect of, or be a lien upon, the land and the building improvements of which the Demised Premises are a part, and on any land and/or improvements now or hereafter owned by Landlord and/or others that provide the Complex or locality or the Demised Premises with other services, programs, amenities or common facilities, together with (2) any other tax now or hereafter imposed on real estate or on owners of real estate generally, including taxes imposed on leasehold improvements which are assessed against the Landlord and taxes upon or with respect to any activity conducted on the land and improvements of which the Demised Premises are a part, upon this Lease or any rent reserved or payable hereunder, upon the revenues or receipts from the land and improvements of which the Demised Premises are a part, or upon the use or occupancy thereof, and (3) to the extent the following taxes are in lieu of or a substitute for any other taxes which are, or would be, payable by Landlord as Real Estate Taxes, (a) any income, excess profits, or other taxes of Tenant determined on the basis of its income, receipts, or revenues, (b) any estate, inheritance, succession, gift, capital levy, or similar tax of Tenant, (c) any franchise, capital stock, or similar taxes of Landlord and (d) any income, excess profits, or other taxes of Landlord determined on the basis of its income or revenue derived pursuant to this Lease. Real Estate Taxes shall also include all costs incurred by Landlord in contesting the validity or amount of any such taxes.

               (ii) If Real Estate Taxes paid during the Base Year are subsequently reduced by any application or proceeding brought by or on behalf of Landlord for reduction in the amount of Real Estate Taxes payable by Landlord, the Real Estate Taxes deemed to have been paid during the Base Year shall be decreased and Landlord may promptly bill Tenant for the Additional Rent not previously paid by Tenant for any Fiscal Year during the Lease Term, based upon the reduced amount of Real Estate Taxes deemed paid the Base Year.

               (iii) Intentionally Deleted.

               (iv) In addition to the pro rata share of any increase in Real Estate Taxes to be paid by Tenant pursuant to Sections 2.2(a)(i), and (ii) above, Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord upon, measured by, or reasonably attributable to the cost or value of Tenant's Property or by the cost or value of any Leasehold Improvements made in or to the Demised Premises by or for Tenant, regardless of whether title to such Leasehold Improvements shall be in Tenant or Landlord, and for all taxes required to be paid by Landlord upon, measured by, or reasonably attributable to or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof to the extent such taxes are not included in Real Estate Taxes.

          (B) OPERATING EXPENSES. Tenant shall pay Tenant's pro rata share, as indicated in Section 1.5(b), of any Operating Expenses paid during each Fiscal Year falling entirely or partly within the Lease Term, in excess of the Operating Expenses paid during the Base Year.

               (i) The term "Operating Expenses" shall mean any and all expenses of Landlord in connection with the servicing, insuring, operation, maintenance, replacement and repair of the Building and related interior and exterior appurtenances of which the Demised Premises are a part, or for health, welfare or safety; expenses, if any, of Landlord either alone or in conjunction with others to maintain common facilities, amenities, programs and services required or approved by jurisdictional authorities for the Building, the building site, the Complex or the locality in which the Complex is situated; transportation district fees, parking district fees, traffic mitigation fees, and the cost of other amenities required by law; costs and fees charged and/or assessed in connection with any improvement district that is applicable to the Building; the cost of any services to achieve a reduction of, or to minimize the increase in, Operating Expenses or Real Estate Taxes; management fees; vault rentals; business license, personal property and other taxes; capital expenditures and other costs of Landlord for equipment or systems installed to reduce or minimize increases in Operating Expenses or to comply with any governmental or quasi-governmental ordinance or requirement (at the option of Landlord, such costs, with interest, may be recovered from Tenant in installments simultaneous with the payment of monthly installments of Base Annual Rent in accordance with a cost repayment schedule based on the useful life of such equipment or systems). At the sole discretion of Landlord, certain of these expenses may be equitably apportioned among two or more buildings in the Complex. Notwithstanding anything herein to the contrary, the preceding list is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such services.

               (ii) The term "Operating Expenses" shall not include any of the following, except to the extent that such costs and expenses are specifically included in Operating Expenses as described in Section 2.2(b)(i) above: capital expenditures and depreciation of the Building; painting and decorating of tenant space; interest and amortization of mortgages; ground rent; compensation paid to officers or executives of Landlord; taxes as measured by the net income of Landlord from the operation of the Building; insurance reimbursements of Operating Expenses to Landlord; Real Estate Taxes; brokerage commissions; and marketing expenses. Notwithstanding the foregoing, the term "Operating Expenses" shall not include:

                    (1) all costs and expenses, including any labor costs, charges, repairs, improvements or expenses directly or indirectly related to the ownership or operation of the rentable area of any parking garage in the Building;

                    (2) wages, salaries, fees and fringe benefits paid to employees of any property management organization being paid a fee by Landlord for its services or administrative and executive personnel or officers, partners, shareholders, or directors of Landlord or of Landlord's managing agent above the grade of property manager;

                    (3) costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Building;

                    (4) except as provided above, the cost of alterations, renovations or improvements for rentable space in the Building;

                    (5) except as provided above, loan payments, charges for depreciation of the Building or equipment and any interest or other financing charge or refinancing costs;

                    (6) all costs relating to activities for the solicitation and execution of leases of space in the Building, including finder's fees, computer advertising charges, legal fees, real estate brokers' commissions, expenses, fees, and advertising, moving expenses, design fees, rental concessions, rental credits, tenant improvement allowances, and lease assumptions;

                    (7) the cost of any repair made by Landlord because of any fire or other casualty or the total or partial destruction or condemnation of the Building or any portion of the Building to the extent Landlord receives compensation therefor through insurance or condemnation proceeds;

                    (8) any cost for which Landlord is reimbursed (but only to the extent of the actual reimbursement) by insurance proceeds, warranties, service contracts or condemnation proceeds;

                    (9) any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; or any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer, director or shareholder of Landlord or any of the foregoing, to the extent the same exceeds arms-length competitive prices paid in Washington, D.C. for similar services or goods provided;

                    (10) the cost of overtime to Landlord in curing its defaults;

                    (11) ground rent;

                    (12) costs and expenses incurred in connection with any transfer of an interest in the Building or the land;

                    (13) reserves for repairs, maintenance and replacements;

                    (14) costs relating to maintaining Landlord's existence, either as a corporation, partnership or other entity, such as trustee's fees, accounting fees to prepare the partnership's tax returns, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations);

                    (15) interest or penalties arising by reason of Landlord's failure to timely pay any Real Estate Taxes or Operating Expenses;

                    (16) acquisition of "Fine Art";

                    (17) legal fees incurred in the negotiation of leases with other Building tenants or in litigation with other Building tenants;

                    (18) costs or expenses incurred in connection with any bankruptcy proceedings; and

                    (19) mortgage refinancing costs, including transfer and recordation taxes and fees, attorneys' fees, title insurance premiums, and recording costs.

               (iii) In the event that the Building and all land and improvements upon which Operating Expenses are calculated or may be calculated pursuant to Section 2.2(b)(i) above were not fully complete and operational, and at least ninety-five percent (95%) occupied during any fiscal year, including the Base Year, or if any tenant is separately paying for services or utilities furnished to its premises or is provided with fewer services than customarily provided for tenants of general office space in the Building, then Operating Expenses paid during such Fiscal Year or portion thereof (including the Base
Year) shall be adjusted, to include all additional expenses, as estimated by Landlord applying commercially reasonable accounting procedures, so that Tenant's share of Operating Expenses is the amount which Tenant would bear if the Building were ninety-five percent (95%) occupied by tenants and all land and improvements upon which Operating Expenses are calculated or may be calculated pursuant to Section 2.2(b)(i) above were fully complete and operational during the entire such Fiscal Year using services and utilities customarily provided for general office use.

     2.3  ADDITIONAL RENT ESTIMATES AND ADJUSTMENTS.

          (A) INITIAL ADDITIONAL RENT ADJUSTMENTS. Landlord at its option may submit to Tenant prior to the date set forth in Section 1.5 a statement of Landlord's reasonable estimate of the increases described in Sections 2.2(a) and
(b) above, together with the amount of Tenant's Additional Rent which is estimated to result from such increases, in which event Tenant shall pay such estimated Additional Rent to Landlord in equal monthly installments beginning on the date set forth in Section 1.5, on the dates and in the manner required for the payment of Tenant's monthly installments of Base Annual Rent.

          (B) ANNUAL BUDGET. Subsequent to the Calendar Year in which Tenant's obligation to pay each component of Additional Rent pursuant to Section 2.2 commences, Tenant shall thereafter pay each such component of Additional Rent in twelve equal monthly installments based upon Landlord's estimates. In order to provide for the current monthly payment of each component of Additional Rent described herein, Landlord shall submit to Tenant a statement of Landlord's reasonable estimate of the increases described in Section 2.2 above, together with the amount of Tenant's Additional Rent which is estimated to result from such increases. Tenant agrees to pay each such estimated component of Additional Rent to Landlord in twelve equal installments beginning on January 1, on the dates and in the manner required for the payment of Tenant's monthly installments of Base Annual Rent.

          (C) ADDITIONAL RENT RECONCILIATIONS. After the end of each Calendar Year, Landlord will submit to Tenant a statement of the actual increases in Real Estate Taxes and Operating Expenses paid during the Fiscal Year which ended during such Calendar Year over the Real Estate Taxes and Operating Expenses which were paid during the Base Year, respectively. Such statement shall also indicate the amount of Tenant's excess payment or underpayment of Additional Rent based on Landlord's estimate described in Sections 2.3(a) and 2.3(b). If Additional Rent paid by Tenant during the preceding Calendar Year shall be in excess of, or less than, the aggregate of its share of the actual increase in Real Estate Taxes and Operating Expenses, Landlord and Tenant agree to make the appropriate adjustment following the submission of Landlord's statement, Tenant shall either pay any Additional Rent due with the installment of Base Annual Rent due for the month following submission of Landlord's statement, or pay any Additional Rent due within thirty (30) days if the Lease Term has expired or has otherwise been terminated. Tenant shall deduct its excess payment, if any, from the installment of Base Annual Rent due for the month following submission of Landlord's statement, or following the expiration or earlier termination of the Lease Term, Tenant shall be reimbursed for any excess payments made, less any amounts then due Landlord under this Lease, upon demand.

          (D) VERIFICATION OF ADDITIONAL RENT. Unless Tenant asserts specific errors within forty-five (45) days after Landlord has' submitted the audited financial statement for a Fiscal Year to Tenant, Tenant shall have no right. to contest the amount of Tenant's pro rata share of Real Estate Taxes and/or Operating Expenses or the statement submitted by Landlord. No such assertion of error by Tenant shall extend the time for payments as set forth in Sections 2.2 and 2.3 above. If Tenant has given a timely assertion of error and if it shall be determined by Landlord there is an error in Landlord's statement, Tenant shall be entitled to a credit for any overpayment, which shall be applied to any sums then due Landlord under this Lease and then to the next installment(s) of Additional Rent until fully credited for the overpayment, or refunded if Tenant has vacated the Demised Premises, or Tenant shall be billed for any underpayment and shall remit any amount owing to Landlord within ten (10) business days of Tenant's receipt of such statement.

          (E) FISCAL YEAR. Landlord shall have the right to change its Fiscal Year from time to time. If Landlord changes its Fiscal Year during the Lease Term, thereby creating a Fiscal Year with fewer than twelve (12) months (hereinafter "short year"), the Real Estate Taxes and Operating Expenses for the short year shall be determined on an annualized basis by taking the monthly average of the actual Real Estate Taxes and Operating Expenses, respectively, and multiplying each by twelve. The amounts determined by this method shall be used in determining the increases described in Sections 2.2(a) and 2.2(b) for the short year.

          (F) AUDIT. Landlord shall, upon Tenant's written request which shall be made no later than ninety (90) days after receipt of Landlord's detailed statement of the actual increase incurred in Operating Expenses pursuant to Sections 2.3(c), permit Tenant's certified public accountant to inspect such of its records as are reasonably necessary to certify that the calculation of increases in Operating Expenses set forth in such statement was made in accordance with the applicable provisions of this Lease; provided, however, that Tenant shall not be entitled to delay any payment under this Lease during the pendency of any such inspection. Despite the foregoing, as an express condition of Tenant's certified public accountant conducting such inspection, Tenant and Tenant's certified public accountant shall certify in writing to Landlord that such certified public accountant (i) is being compensated by Tenant on an hourly basis to conduct such audit, and (ii) is not being compensated, in whole or in part, on a contingency basis or a percentage of savings basis. Tenant shall bear all costs of any such inspection. Tenant shall keep the results of any such audit confidential, except to the extent (x) reasonably required to be revealed in any legal action between Landlord and Tenant relating to operating expenses, or (y) as may be required by law. Despite the foregoing, in the event it is determined that Landlord has overstated the (i) increase in Operating Expenses that is payable by Tenant during any calendar year, Landlord shall, within thirty (30) days thereafter, refund such overpayment to Tenant, and (ii) Operating Expenses of the Building during any calendar year by more than five percent (5%), Landlord shall reimburse Tenant for its actual out-of-pocket cost of conducting such audit, provided in no event shall such reimbursement exceed the sum of One Thousand Five Hundred and 001100 Dollars ($1,500.00). Tenant shall pay Landlord, on demand and as Additional Rent, Landlord's invoice for:
(a) the photocopying of documents; (b) the retrieval of documents from Landlord's storage archives; (c) the time spent by Landlord's employees in supervising, coordinating, and cooperating with the inspection; and (d) any other expenses of Landlord incidental to the inspection.

     2.4 RENT ADJUSTMENT LIMIT. Notwithstanding any deductions from or adjustments to Base Annual Rent and Additional Rent as provided for above, in no event shall the total monthly installment of Base Annual Rent and Additional Rent to be paid by Tenant in any month during the Lease Term or any extension thereof be less than the monthly installment of Base Annual Rent stipulated in
Section 1.3, except as required as the result of the Landlord's application of a credit due to Tenant pursuant to Section 2.3(c).

     2.5 SURVIVAL OF RENT OBLIGATION. The obligation of Tenant with respect to payment of Base Annual Rent, as defined in Section 2.1, and Additional Rent as defined in Sections 2.2 and 2.10, together with all other sums due hereunder, accrued and unpaid during the Lease Term, shall survive the expiration or earlier termination of this Lease.

     2.6 PRO RATA SHARE. Tenant's "pro rata share" stipulated in Sections 1.5(a) and 1.5(b) represent the ratio that the total rentable area of the Demised Premises bears to the total rentable area of office space contained in the Building. In the event of any dispute as to the Tenant's "pro rata share", certification of the "pro rata share" by Landlord's architect (which certification shall include the architect's methodology and measurement) shall be binding on both Landlord and Tenant. Tenant's "pro rata share" shall be modified during the Lease Term in the event the rentable area of the Building is modified.

     2.7 PRORATED RENT. Any Base Annual Rent or Additional Rent payable pursuant to Sections 2.1 and 2.2 for one or more full calendar months in a partial Fiscal Year at the beginning or end of the Lease Term shall be prorated based upon the number of months in the Fiscal Year. Any Base Annual Rent or Additional Rent payable pursuant to Sections 2.1 and 2.2 for a portion of a calendar month shall be prorated based upon the number of days in the applicable calendar month.

     2.8 APPLICATION OF RENT. No payment by Tenant or receipt by Landlord of lesser amounts of Base Annual Rent or Additional Rent than those required by this Lease shall be deemed to be other than on account of the earliest unpaid stipulated Base Annual Rent or Additional Rent. No endorsement or statement on any check or any letter accompanying any check or payment as Base Annual Rent or Additional Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Annual Rent and Additional Rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of Base Annual Rent or Additional Rent shall first be applied to any Base Annual Rent, Additional Rent or other sums owed to Landlord by Tenant as set forth elsewhere in this Lease or if Tenant shall be in default when said credit shall be owed.

     2.9 LATE-PAYMENT FEE AND INTEREST CHARGE. In the event any installment of Base Annual Rent or Additional Rent due hereunder is not paid within five (5) calendar days after it is due, then Tenant shall also pay to Landlord as Additional Rent (a) a late payment fee equal to five percent (5 %) of the payment as liquidated damages for the additional administrative costs incurred by Landlord as a result of such late payments, plus (b) an interest charge calculated at the rate of fifteen percent (15%) per annum on the delinquent payment from the date due until paid. Despite the foregoing, Landlord shall waive such interest and late charge on the first (1st) occasion during any twelve (12) month period in which Tenant does not timely pay Base Annual Rent or Additional Rent, provided that Tenant pays such installment of Base Annual Rent or Additional Rent to Landlord within five (5) days after the date Tenant receives notice that such amount is past due. If Landlord receives from Tenant
(i) a returned or "bounced" check, Tenant shall pay Landlord a fee of Fifty Dollars ($50.00) to reimburse Landlord for its administrative costs, and (ii) two (2) or more returned or "bounced" checks in any twelve (12) month period, Landlord may require all future rent to be paid by cashier's or certified check.

     2.10 OTHER TENANT COSTS AND EXPENSES,. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including without limitation costs of construction and alterations, shall be deemed Additional Rent, whether or not the same is specifically designated herein as Additional Rent, and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for the nonpayment of Base Annual Rent and Additional Rent payable pursuant to Sections 2.1 and 2.2, including assessment of late payment fees and interest charges.

3.   CONSTRUCTION OF PREMISES AND OCCUPANCY

     3.1 AS-IS. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Demised Premises in its as-is condition.

     3.2 POSSESSION. If Landlord shall be unable to tender possession of the Demised Premises on the Commencement Date set forth in Section 1.2 by reason of:
(a) the fact that the Demised Premises are located in a building being constructed and which has not been sufficiently completed to make the Demised Premises ready for occupancy; (b) the holding over or retention of possession of any tenant or occupant; (c) the Construction Improvements have not been substantially completed; or (d) for any other reason beyond the control of Landlord, Landlord shall not be subject to any liability for the failure to tender possession on said date. No such failure to tender possession on the Commencement Date set forth in Section 1.2 shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed to extend the termination date of this Lease set forth in Section 1.2. In the event the actual Commencement Date does not occur within one (1) year of the date this Lease is fully executed and delivered by Landlord and Tenant, then Landlord, without further liability to Tenant, shall have the right to terminate this Lease upon thirty (30) days prior written notice to Tenant. If permission is given to Tenant to enter into possession of the Demised Premises prior to the date specified as the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be subject to all of the terms, covenants, conditions and provisions of this Lease, and that Tenant shall be responsible for payment of Base Annual Rent, in advance, at the rate of 1/30th of the base monthly rent set forth in
Section 1.3 for each day of such occupancy prior to the Commencement Date, and Additional Rent set forth in Section 1.5 shall begin to accrue on such date of possession. Within fifteen (15) days after the Commencement Date, Tenant shall execute the Certificate of Commencement in the form attached as Exhibit D hereto.

     3.3 PERMITS. Tenant shall be responsible for obtaining at its sole cost and expense the construction permits for any work or improvements constructed by Tenant or its contractors in the Demised Premises. Tenant shall be responsible for obtaining at its own cost and expense, any required occupancy permit. Tenant shall be responsible for obtaining any other permits or licenses necessary for its lawful occupancy of the Demised Premises.

4.   SUBLETTING AND ASSIGNMENT

     4.1 CONSENT. Tenant will not sublet the Demised Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or entity, or transfer or assign this Lease, and no subletting or assignment hereof shall be effected by operation of law or in any other manner, such as the transfer of all or substantially all of Tenant's assets or voting control of Tenant's stock, partnership interest, membership interests or other equity. If Tenant is a partnership, then any sale, conveyance, or other transfer of, or the grant of a security interest in, any partnership interest, or any dissolution of Tenant, or any act which will result in a potential future change in control, or a withdrawal or change, whether voluntary, involuntary or by operation of law, of a partner or partners owning a controlling interest in Tenant, shall be deemed a voluntary assignment of this Lease. If Tenant is a corporation, then any sale, conveyance, or other transfer of, or grant of a security interest in any controlling shares of stock, dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest of its capital stock, or any act which will result in a potential future change in control, or a withdrawal or change, whether voluntary, involuntary or by operation of law, of a shareholder or shareholders owning a controlling interest in Tenant, shall be deemed a voluntary assignment of this Lease. If Tenant is a limited liability company or other entity, then any sale, conveyance or other transfer of, or grant of a security interest in any controlling membership interests, or any act which will result in a potential future change in the control, or a withdrawal of change, whether voluntary, involuntary or by operation of law, of a member or members owning a controlling interest in Tenant, shall be deemed a voluntary assignment of the Lease. All permitted sublettings and assignments of the Demised Premises and this Lease shall be subject to the provisions of this Lease, including but not limited to Section
4.3. No assignment shall be made except for the entire Demised Premises and Tenant further agrees that any permitted assignment of this Lease or subletting of the Demised Premises may be conditioned upon payment by Tenant of consideration and the delivery of such additional guarantees, collateral and/or other security as determined by Landlord. Any subletting or assignment consented to by Landlord, to be effective, shall be evidenced in writing in a form acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord's consent in writing to any subsequent assignment or subletting. The collection or acceptance of rent from any such assignee, subtenant or other occupant shall not constitute a waiver of or release of Tenant from any covenant or obligation contained in this Lease, nor shall such acceptance of rent be deemed to create any right to the Demised Premises in such assignee, subtenant or other occupant, nor any legal or other relationship between the Landlord and any such assignee, subtenant or other occupant. Landlord's acceptance of any name for listing on the Building directory shall not be deemed, nor will it substitute for, Landlord's consent as required by this Lease, to each sublease, assignment and any other occupancy of the Demised Premises. In the event that Tenant defaults under this Lease in the payment of Base Annual Rent or Additional Rent, Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant and hereby authorizes each such subtenant, assignee and other occupant to pay said rent and other sums directly to Landlord upon demand. Any transfer of this Lease or the Demised Premises, or any transfer of any interest in Tenant restricted pursuant to this Section 4.1, without the prior written consent of Landlord pursuant to this Section 4.1 shall be void. By taking a transfer of this Lease by assignment, transfer of interest in Tenant, or by any other manner described in this Section 4.1, or otherwise with Landlord's consent to the transfer, the transferee shall be bound by all provisions of this Lease, which shall be binding upon the transferee as if the transferee had signed this Lease in lieu of the original Tenant named herein.

     4.2 RECAPTURE OF PREMISES. In the event Tenant desires to sublet the Demised Premises or assign this Lease or effect the transfer of any interest in this Lease or in Tenant restricted pursuant to Section 4.1, Tenant shall give to Landlord written notice of Tenant's intended subtenant, assignee or transferee in order to secure Landlord's written consent in accordance with Section 4.1. Within ninety (90) days of receipt of said notice, Landlord shall have the right, at its option: (i) to terminate this Lease if Tenant's notice states the Tenant's desire to assign this Lease or sublet more than fifty percent (50%) of the Demised Premises or effect a restricted transfer of an interest in this Lease or in Tenant and such termination shall be effective on the proposed effective date of the assignment or sublease for which Tenant requested consent; or (ii) if Tenant's notice states the Tenant's desire to sublet a portion of the Demised Premises, to terminate this Lease and simultaneously to enter into a new lease with Tenant for that portion of the Demised Premises Tenant may desire to retain upon the same terms, covenants and conditions as then set forth in this Lease, prorated based upon the space retained by Tenant. If Landlord exercises its right to terminate this Lease pursuant to clauses (i) or (ii) above, Tenant agrees that Landlord shall have access to all or any portion of the Demised Premises sixty (60) days prior to the effective termination date for remodeling or redecorating purposes. Tenant shall promptly execute such lease amendments and other documents as Landlord may reasonably require to effectuate the terms and intent of this Section 4.2.

     4.3 EXCESS RENT AND OTHER CONSIDERATION. If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Demised Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any "Profit" (as defined below) applicable to the sublease or assignment, which amount shall be paid by Tenant to Landlord as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after any receipt thereof by Tenant. "Profit" shall be defined as the difference between (i) any and all consideration received by Tenant in the aggregate from any assignment of the Lease and/or subletting of the Demised Premises, and (ii) the sum of (A) the rent and charges due to Landlord from Tenant under the terms of this Lease (and if the subleased or assigned space does not constitute the entire Demised Premises, the rent and charges payable by Tenant shall be determined on a pro-rata basis), (B) Tenant=s reasonable attorneys= fees and brokerage costs in connection with such assignment or subletting that are paid to a third party that is not related to or affiliated with Tenant, (C) Tenant=s actual out-of-pocket cost of performing alterations to the Demised Premises in connection with such assignment or subletting, and (D) the actual amount of improvement allowance that is paid in connection with such assignment or subletting. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease or assignment.

     4.4 TENANT LIABILITY. In the event of any subletting of the Demised Premises or assignment of this Lease by Tenant or transfer of an interest in this Lease or in Tenant, Tenant shall remain liable to Landlord for payment of the Base Annual Rent and Additional Rent stipulated herein and all other covenants and conditions contained herein. No subletting of the Demised Premises or assignment of this Lease or transfer of an interest in this Lease or in Tenant shall operate to release, discharge or otherwise affect the liability of any guarantors, co-signers or other parties liable to Landlord pursuant to the terms of any guaranty or otherwise for the obligations of Tenant under this Lease.

     4.5 REASONABLE STANDARDS OF CONSENT. Tenant acknowledges that Landlord, in considering whether to grant or withhold consent required of Landlord pursuant to this Section 4, shall be entitled to apply any or all of the following criteria:

          (a) The financial strength of proposed subtenant/assignee/transferee must be acceptable to Landlord in Landlord's reasonable discretion based on adequate current and historical financial information given by Tenant. Landlord shall be entitled to receive, and Tenant shall deliver or cause others to deliver, such guarantees, collateral and other security as Landlord shall request in conjunction with any prospective sublease, assignment or other transfer. Failure to provide such financial information, guarantees, collateral and other security shall be grounds for Landlord to, withhold or deny consent;

          (b) The proposed subtenant/assignee/transferee must have a good reputation in the business community and must be credit-worthy;

          (c) Use of the Demised Premises by the proposed subtenant/assignee/transferee must be identical to the use permitted by this Lease;

          (d) Use of the Demised Premises by the proposed subtenant/assignee/transferee shall not violate or create any potential violation of any laws and must be in keeping with the character of the Building and the Complex;

          (e) The proposed subtenant/assignee/transferee shall not be a party by whom any suit or action could be defended on the grounds of sovereign immunity;

          (f) The proposed subtenant/assignee/transferee shall not be (i) an existing occupant of the Building or the Complex (or an affiliate of, or be related to, an existing occupant of the Building or the Complex), nor (ii) a party {or an affiliate of, or be related to, a party) with whom Landlord (or a party that is related to or affiliated with Landlord) or its rental agent is negotiating with to lease space in the Building or the Complex;

          (g) Use of the Demised Premises by the proposed subtenant/assignee/transferee shall not violate, or cause Landlord to violate, any other leases, agreements or mortgages affecting (i) the Demised Premises, the Building, the Complex or the land related to such improvements, or (ii) the Landlord, Landlord's Agent or other tenants, whether such leases, agreements or mortgages were entered into prior or subsequent to this Lease;

          (h) The proposed use shall be compatible with all other uses within the Building or the Complex and the proposed use or user shall not cause a diminution in the reputation of the Building, the Complex, Landlord, Landlord's Agent or other tenants;

          (i) The proposed subtenant/assignee/transferee shall have no right to further sublet the subleased premises, nor to further assign this Lease, nor to further transfer any interest in such proposed subtenant/assignee/transferee;

          (j) In the event Tenant is in default, consent may be withheld irrespective of whether these other criteria are met by the proposed subtenant/assignee/transferee.

     4.6 OTHER TRANSFERS. Notwithstanding anything herein to the contrary, Tenant shall not pledge, assign, transfer, encumber or otherwise convey its interest in the Demised Premises conditionally or as security for any obligations of Tenant to any third party, or otherwise. Any such transfer in violation of this provision shall be void.

     4.7 REQUIRED INFORMATION. If Tenant should desire to assign this Lease or sublet the Demised Premises (or any part thereof), Tenant shall give Landlord written notice no later than sixty (60) days in advance of the proposed effective date of such proposed assignment or sublet, which notice shall specify the following information (such information shall be collectively referred to as the "Required Information"): (i) the name, current address and business of the proposed assignee or sublessee, (ii) the amount and location of the assignment or subletting, (iii) the proposed effective date and duration of the assignment or subletting, and (iv) the proposed rent and other consideration to be paid to Tenant by such assignee or sublessee. Such notice shall be accompanied by a check payable to Landlord in the amount of One Thousand and 00/100 Dollars ($1,000.00) to reimburse Landlord for its administrative costs in processing Tenant's request. Tenant also shall promptly supply Landlord with financial statements and other information as Landlord may request to evaluate the proposed assignment or sublease.

     4.8 FEES; DOCUMENTS. Tenant agrees to reimburse Landlord for legal fees and any other reasonable expenses and costs incurred by Landlord in connection with any proposed assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any proposed assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which documents, (i) in the case of permitted assignment, shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed, and (ii) in the case of permitted subletting shall require such sublessee to comply with all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any installment of Base Annual Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

          4.9 RIGHTS ON DEFAULT. In the event Tenant defaults under this Lease, in addition to the rights and remedies of Landlord outlined in Section 12, Landlord, at its option, may elect to recognize any sublease between Tenant and any subtenant, or any agreement by which Tenant has granted any leasehold estate or interest in the Demised Premises, as a direct lease or agreement between Landlord and such subtenant or other grantee, upon written notice to Tenant and such subtenant or other grantee, without releasing or affecting the liability of Tenant to Landlord under this Lease, and Tenant shall be deemed to have assigned its interest in such sublease or other agreement to Landlord (without the need for executing any further documentation evidencing same) and such subtenant or other grantee shall attorn to and recognize the rights of Landlord under such sublease or other agreement; as the case may be. Notwithstanding Tenant's consent or acquiescence in the termination of this Lease andlor Tenant's voluntary surrender of the Demised Premises (or any portion thereof), Landlord may consider any sublease or other agreement transferring a leasehold estate or interest in the Demised Premises, andlor any right to use or possess the Demised Premises (or any portion thereof) by any subtenant or other grantee, terminated as of the date Landlord terminates this Lease and/or Tenant's right to possession of the Demised Premises, it being the intention of the parties that any leasehold estate or other interest in the Demised Premises shall be subject to the terms and conditions of this Lease, including all rights and remedies of Landlord outlined herein, notwithstanding anything to the contrary contained in such sublease or other agreement.

5.   SERVICES AND UTILITIES

     5.1 BUILDING STANDARD SERVICES AND UTILITIES. Subject to the limitations set forth in Section 5.3 below, Landlord shall furnish sufficient electric current for lighting and office equipment such as typewriters, calculators, small copiers, desktop personal computers and word processors and similar items. Landlord shall also furnish water for lavatory and drinking purposes, lavatory supplies, fluorescent tube replacements, automatically operated elevator service and nightly cleaning service in accordance with Landlord's prevailing practices (as set forth in Exhibit C attached hereto), as they may be modified from time to time, except that Landlord shall not be responsible for cleaning Tenant's kitchens, private bathrooms, rugs, carpeting (except vacuuming) and drapes. Landlord shall have no liability for and expressly disclaims any responsibility for the engineering, design, installation, provision of or maintenance of Tenant's telecommunications and data transmission systems and the inside wire associated therewith. Landlord further agrees to furnish heating and cooling during the appropriate seasons of the year, between the hours and on the days set forth in Section 1.7 (exclusive of legal public holidays as defined in section 6103(a) and (c) of Title 5 of the United States Code, as it may hereafter be amended, with holidays falling on Saturday observed on the preceding Friday and holidays falling on Sunday observed on the following Monday). All of the aforesaid services shall be provided without cost to Tenant except as such expenses may be included in calculating Additional Rent pursuant to the provisions of Sections 2.2 and 2.3. Landlord shall not be liable for failure to furnish, or for suspension or delay in furnishing, any of such services if such failure, suspension or delay is caused by breakdown, maintenance or repair work, strike, riot, civil commotion, governmental regulations, emergency periods due to weather or any other cause or reason whatever beyond the reasonable control of Landlord. Failure, suspension, delay or interruption of services shall not result in any abatement of Base Annual Rent or Additional Rent, be deemed an eviction or breach of this Lease (including any express or implied covenant of quiet enjoyment), or relieve Tenant of performance of Tenant's obligations under this Lease.

     5.2 OVERTIME SERVICES. Should Tenant require heating and cooling services beyond the hours and/or days stipulated in Section 1.7, upon receipt of at least 48 hours prior written notice from Tenant, Landlord will furnish such additional service at the then-prevailing hourly rates for both utility services and personnel as established by Landlord from time to time; provided, further, that there will be a minimum charge of four (4) hours each time overtime services are required.

     5.3  EXCESSIVE USAGE.

          (A) EQUIPMENT RESTRICTIONS. Tenant will not install or operate in the Demised Premises any heavy duty electrical equipment or machinery or any other equipment which consumes excess gas (where applicable), excess water, excess sewer services or excess electricity as defined in Section 5.3(b) below, without first obtaining prior written consent of Landlord. Landlord may, among other things, require as a condition to its consent for the installation of such equipment or machinery that Tenant pay as Additional Rent the costs for excess consumption of such utilities that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the Demised Premises at reasonable times to determine that Tenant's equipment and machinery comply with the provisions of this Section and Section 5.4.

          (b) EXCESS ELECTRICAL USAGE. The consumption of electricity, including lighting, in excess of five (5) watts per square foot for any portion of the Demised Premises shall be deemed excessive. Additionally, any individual piece of electrically operated machinery or equipment having a name plate rating in-excess of two (2) kilowatts shall also be deemed as requiring excess electric current.

          (c) ADDITIONAL UTILITY COSTS. Landlord shall have the right to either require that one or more separate meters be installed to record the consumption or use of electricity or other utilities, or cause a reputable independent engineer to survey and determine the quantity of such utilities consumed by such excessive use. The cost of any such survey and meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of such utilities based on meter readings is to be paid to Landlord, Tenant shall pay a service charge related thereto in an amount Landlord shall reasonably determine.

     5.4 EXCESSIVE HEAT GENERATION. Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Demised Premises due to heat generated by over-occupancy of the Demised Premises (as reasonably determined by Landlord's architect) or by any equipment, machinery or additional lighting installed by Tenant (with or without Landlord's consent) that exceeds design capabilities for the Building. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment and the operating, maintenance, repair and replacement costs of such equipment, including without limitation electricity, gas, oil and water. If Tenant does not desire such auxiliary cooling equipment, Tenant shall pay for excess electrical consumption by the existing cooling system.

     5.5 BUILDING SECURITY. Any security system or other security measures (collectively, the "Security System") that Landlord may undertake for protection of the Demised Premises, the Building and/or Complex (including any parking garages or areas) are for the protection of the physical structures only and shall not be relied upon by Tenant, its agents, employees or invitees to protect Tenant, Tenant's Property and Leasehold Improvements or Tenant's employees, invitees or their property. Tenant shall not do anything to circumvent or allow others to circumvent any Security System. Landlord shall not be liable for any failure of any Security System to operate or for any breach or circumvention of the Security System by others, and Landlord makes no representations or warranties concerning the installation, performance and monitoring of any Security System, or that it will detect or avert the occurrences which any such Security System is intended or expected to detect or avert.

     5.6 ROOF AND AUXILIARY SPACES. Tenant shall not use the roof, roof utility closets or other auxiliary spaces in the Building for antennas, condenser coolers, telecommunications and/or data transmission equipment or any other type of equipment or for any other purpose.

     5.7 TRASH REMOVAL. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of the federal, state, county, municipal and local governments, departments, commissions, agencies and boards regarding the collection, sorting, separation and recycling of trash. Upon request by Landlord, Tenant shall sort and separate its trash into such categories as are provided by law. Each separately sorted category of trash shall be placed in separate receptacles as directed by Landlord. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law and directed by Landlord, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties and damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section, and Tenant, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless from and against any actions, claims and suits (including legal fees and expenses) arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

6. USE AND UPKEEP OF PREMISES

     6.1 USE. Tenant shall use and occupy the Demised Premises only for the purposes specified in Section 1.8 and for no other purpose whatsoever, and shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with applicable Federal, State and local laws, statues, ordinances and regulations, including but not limited to the ADA, zoning regulations and smoking regulations. Any variation or deviation from the specific use expressly set forth in Section 1.8 shall be deemed a default of this Lease. Tenant shall pay before delinquency any business, rent and other tax and fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Demised Premises, the conduct of Tenant's business in the Demised Premises or Tenant's Property. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord so that Landlord is responsible for collection or payment thereof, then Tenant shall promptly pay the amount of such tax or fee directly to the taxing authority, or if previously paid by Landlord, to Landlord upon demand.

     6.2 ILLEGAL AND PROHIBITED USES. Tenant will not use or permit the Demised Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose and will not manufacture anything therein. Tenant will not use or permit the Demised Premises to be used for any purposes that interfere with the use and enjoyment by other tenants of the Building or Complex or, in Landlord's opinion, impair the reputation or character of the Building, Complex, Landlord or Landlord's Agent. Tenant shall immediately refrain from and discontinue such use after receipt of written notice from Landlord. Notwithstanding anything in this Lease to the contrary, in no event shall Tenant use or permit any party to use any portion of the Demised Premises for any of the following purposes: (i) training facility; (ii) classroom; (iii) data center; (iv) call center; (v) sales order center; or (vi) conference facility.

     6.3 INSURANCE RATING. Tenant will not do or permit anything to be done in the Demised Premises, the Building or the Complex or bring or keep anything therein which shall in any way increase the rate of fire or other insurance on said Building or the Complex, or on the property kept therein, or conflict (or permit any condition to exist which would conflict) with applicable fire laws or regulations, or with any insurance policy upon said Building or Complex or any part thereof, or with any statute, rules or regulations enacted or established by any appropriate governmental authority. Tenant shall be responsible for any increase in insurance costs with respect to the Building or Complex if the increases were caused by its actions or failure to act.

     6.4 ALTERATIONS.

          (A) APPROVAL REQUIRED. Tenant shall not make any alterations, installations, changes, replacements, repairs, additions or improvements in or to (or which interfere with) the structural elements of the Building or the Demised Premises, or the Systems (hereinafter defined), without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall not make any non-structural, non-System or cosmetic alterations, changes, replacements, repairs, additions or improvements in or to the Demised Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All Tenant plans and specifications shall be submitted to Landlord for prior approval. All Tenant engineering plans and specifications shall be prepared at Tenant's expense by Landlord's designated engineer. Landlord may, among other things, condition its consent upon Tenant's agreement that any construction up-gradings required by any governmental authority as a result of Tenant's work, either in the Demised Premises or in any other part of the Building or Complex, will be paid for by Tenant in advance. Tenant shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, ventilating system, air-conditioning system, supply, return or control systems, data system(s), or the electrical system of the Demised Premises or the Building (collectively, the "Systems"), nor install or use any air-conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus, nor modify or interfere with any of the Systems, without the prior written consent of the Landlord, which consent may be granted or withheld in the Landlord's sole and absolute discretion. Any auxiliary air-conditioning equipment which Tenant may desire to install in the Demised Premises shall be connected to the Building's commercial condenser water system, if available, and Tenant shall pay to Landlord such reasonable charges as established by Landlord from time to time for the use of the Building's commercial condenser water system. Tenant shall not modify or interfere with the Systems without the prior written consent of Landlord, and then only as Landlord may direct. Landlord may condition its consent upon Tenant's payment of all costs to make such changes, replacements or modifications. Tenant shall not design, configure, install, use or arrange for the design, configuration, installation or use of its telecommunications and data transmission systems or inside wire associated therewith in any manner that interferes with the existing telecommunications and/or data transmission systems or inside wire associated therewith of Landlord or other tenants in the Building. Landlord's consent to any work by Tenant or approval of Tenant's plans or specifications shall not be deemed a certification that such work complies with applicable building codes, laws or regulations, nor shall it impose any liability whatsoever upon Landlord.

          (B) ALTERATION REQUIREMENTS. All of Tenant's approved work shall be done in accordance with Landlord's Supplemental Rules and Regulations for Contractors (as promulgated and amended by Landlord from time to time) and shall be done by duly qualified, licensed and bonded contractors in accordance with all applicable laws, codes, ordinances, rules and regulations, and Tenant shall obtain (or give) at its cost any required permits, licenses, registrations, notices, or inspections for performance of its work. Prior to the commencement of such work Tenant must either deposit with Landlord evidence of the existence of a bond deemed sufficient by Landlord against construction liens, or obtain an executed waiver of lien from each contractor or vendor that will perform or furnish to Tenant work, labor, services or materials for any alterations, installations, replacements, additions or improvements in or to the Demised Premises. Notwithstanding the aforesaid, if any mechanic's or materialman's lien shall at any time, whether before, during or after the Lease Term, be filed against any part of the Building or other property of Landlord by reason of work, labor, services or materials performed for or furnished to or on behalf of Tenant, Tenant shall forthwith cause the lien to be released of record by being discharged or bonded off to Landlord's satisfaction within five (5) days after being notified of the filing thereof If Tenant shall fail to cause such lien to be released of record within said five (5) day period, then, in addition to any other right or remedy of Landlord, Landlord may bond off or discharge the lien by paying the amount claimed to be due. Any amount paid by Landlord, whether as bond premium or payment of the lien amount, and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the same and its release from the appropriate land records, shall be due from Tenant to Landlord as Additional Rent, and shall be payable on the first day of the next following month, or if the Lease Term has expired, upon demand.

          (C) REMOVAL OF LEASEHOLD IMPROVEMENTS AND TENANT'S PROPERTY. Subject to the provisions of Section 6.4(e) below, all Leasehold Improvements within the Demised Premises (including, without limitation, computer and telephone cabling and wiring) shall, subject to Landlord's right to require Tenant to remove all or any portion of the Leasehold Improvements and restore the Demised Premises to its condition as of the date this Lease is fully executed and delivered by Landlord, remain at the expiration or earlier termination of the Lease Term without disturbance, molestation or injury. Should Landlord elect that Leasehold Improvements be removed upon the expiration or earlier termination of the Lease Term, and/or should Tenant fail to remove all or any portion of Tenant's Property in accordance with the provisions of this Lease, Tenant hereby agrees that Landlord shall have the right to cause all or any portion of the Leasehold Improvements and/or Tenant's Property to be removed at Tenant's sole cost and expense. Tenant hereby agrees to reimburse Landlord for the cost of such removal together with the cost of repairing any damage resulting therefrom, and the cost of restoring the Demised Premises to its condition as of the date this Lease is fully executed and delivered by Landlord and Tenant. Approximately sixty (60) days prior to Tenant's scheduled vacation of the Demised Premises, Landlord and Tenant shall meet to review what items shall be removed and what items shall remain as Landlord may determine. Landlord shall provide its estimate to Tenant of the costs of such removal and the costs of any repairs to or restoration of the Demised Premises as herein provided, and Tenant shall promptly deposit with Landlord a sum equal to such estimated costs. In the event Tenant fails to remove the Leasehold Improvements designated by Landlord for removal prior to the expiration of the Lease Term and/or fails to remove Tenant's Property as aforesaid and/or fails to make such repairs and/or restoration as aforesaid, Landlord shall cause the removal, repair and/or restoration to be performed at Tenant's sole expense, which expense shall not be limited by the amount of the deposit referred to herein. Tenant shall provide for the transfer or disposal of all items removed, failing which Landlord is hereby authorized to dispose of same in any manner deemed appropriate, including, but not limited to, disposal into the trash, without liability to Tenant, and at Tenant's sole cost and expense, and Tenant shall indemnify, defend and hold harmless Landlord, Landlord's Agent and their respective employees and agents from and against all claims, damages, costs and expenses, including reasonable attorneys' fees, arising from or in connection with the disposal of all or any items removed by Landlord hereunder. In the event, for whatever reason, the parties do not meet to review which items shall be removed and which items shall remain, and/or the Tenant, for whatever reason, fails to deposit with the Landlord the deposit hereinabove stated, then the Landlord is hereby authorized to proceed, as it deems appropriate, with such removal and disposition of property and repair and/or restoration, without liability to Tenant, and at Tenant's sole cost and expense.

          (D) COMPLIANCE WITH LAWS. In the event that during the Lease Term either Landlord or Tenant shall be required by the order or decree of any court, or any other governmental authority, or by law, code or ordinance (including but not limited to the ADA), to repair, alter, remove, reconstruct, or improve any part of the Demised Premises or of the Building, then Tenant agrees, at its sole cost and expense, to comply with such requirements imposed on Demised Premises or Tenant and shall perform, at its expense, or if Landlord elects to perform the same, Tenant shall permit Landlord to perform, at Tenant's expense, such repairs, alterations, removals, reconstructions, or improvements. Within ten
(10) days after receipt, Tenant shall advise Landlord in writing, and provide the Landlord with copies of (as applicable), (i) any notices alleging violation of any law, code or ordinance (including the ADA) relating to any portion of the Demised Premises or the Building, (ii) any claims made or threatened in writing regarding noncompliance with any law, code or ordinance and relating to any portion of the Building or of the Demised Premises, or (iii) any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with any law, code or ordinance and relating to any portion of the Building or the Demised Premises. No such order or decree or the compliance required therewith shall have any effect whatsoever on the obligations or covenants of Tenant herein contained. Tenant hereby waives all claims for damages or abatement of Base Annual Rent and Additional Rent because of such repairing, alteration, removal, reconstruction, or improvement.

          (E) REMOVAL OF ALTERATIONS. In the event that Tenant desires to know whether Landlord will require Tenant to remove any alterations from the Demised Premises at the expiration of the Lease Term, then, at the time Tenant delivers a written request to Landlord which requests Landlord's approval of such alterations, Tenant shall have the right to deliver to Landlord a notice which specifically requests that Landlord advise Tenant whether Landlord will require Tenant to remove such proposed alterations at the expiration of the Lease Term. In the event that Landlord receives such a written request, and in the event that Landlord is willing to grant its consent to such alterations, Landlord shall advise Tenant, in writing, at the time the alterations are approved, whether or not Tenant will be required to remove the same at the expiration of the Lease Term.

     6.5 MAINTENANCE BY LANDLORD.

          (A) LANDLORD REPAIRS AND MAINTENANCE. Except to the extent that Tenant is required to maintain and repair pursuant to Sections 5.4, 6.4, 6.7, 6.8, 6.10, 6.11, 9 and 21, Landlord shall maintain and repair all public or common areas located within the Building, including external landscaping, walkways and parking areas, and, except to the above extent, Landlord shall make repairs to structural roofs, walls, Building standard heating, air conditioning, plumbing and electrical systems and equipment. Except as otherwise expressly provided in this Lease, such maintenance shall be provided without cost to Tenant, except that (i) such expenses may be included in calculating the Additional Rent pursuant to the provisions of Sections 2.2 and 2.3; and (ii) if such expenses are incurred by Landlord in making repairs attributable to acts or omissions of Tenant or Tenant's employees, agents, contractors or invitees, then Tenant shall reimburse Landlord for all such expenses within ten (10) days after Landlord submits a bill for such costs to Tenant. Tenant hereby waives all claims for damages or abatement of Base Annual Rent and Additional Rent because of such repairing, alteration, removal, reconstruction, or improvement.

          (B) USE OF DEMISED PREMISES BY LANDLORD. Landlord reserves the right to erect, use, maintain, repair and replace all pipes, ducts, conduits, wiring, fluids, gases, components, and similar materials and structures in and through the Demised Premises, including any changes, additions or replacements as Landlord may from time to time make thereto. Landlord may install any and all materials, equipment, pipes, ducts, conduits, wires, and related fluids, gases, components and mechanical equipment serving other portions, tenants and occupants of the Building, in, through, under or above the Demised Premises that Landlord deems desirable and shall have the right to locate, both vertically and horizontally, utility lines, wiring, air ducts, flues, duct-shafts, drains, sprinkler mains and valves, and such other facilities within the Demised Premises as may be deemed necessary by engineering design and/or code and/or other legal requirements and to repair, alter, replace or remove these items. These shall be located so as to cause minimum interference with Tenant's use of the Demised Premises and shall, if possible, be located above Tenant's suspended ceiling, if any, or as close to the concrete slab as possible, below the floor, along column lines or in storage areas. Landlord shall have the right to remove or abate any hazardous materials located in the Demised Premises and Tenant shall fully cooperate with Landlord in this regard. Landlord's right to locate facilities within the Demised Premises shall include facilities required by tenants or occupants in levels above or below the Demised Premises as well as on the same level as the Demised Premises. None of the above conduct by Landlord shall be deemed to constitute an interference with Tenant's quiet enjoyment or an actual or constructive eviction of Tenant. Tenant shall be entitled to no abatement of Base Annual Rent or Additional Rent whatsoever on account of such installation, location, construction, use, entry, removal, repair, maintenance or other conduct as aforesaid.

     6.6 SIGNS AND PUBLICATIONS. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside of the Building, or in the common areas of the Building, or inside the Demised Premises where it may be visible from the public areas of the Building, except on the directories and doors of offices, and then only in such size, color, method of attachment and style as Landlord shall approve. Landlord shall have the right to prohibit any signage or publication of Tenant on the Demised Premises which in Landlord's opinion tends to impair the reputation or character of the Building, Complex, Landlord or Landlord's Agent. Tenant shall refrain from and discontinue such signage or publication upon receipt of written notice from Landlord, but in no event later than one (1) day after receipt of such notice.

     6.7 EXCESSIVE FLOOR LOAD. Landlord shall have the right to prescribe the weight and method of installation of safes, computer equipment, and other heavy fixtures or equipment. Tenant will not install in the Demised Premises any item of Tenant's Property or fixtures that will place a load upon the floor exceeding the designed floor load capacity of the floor and the Building. Landlord may prescribe the placement and positioning of all such objects within the Demised Premises and/or Building, and, if necessary, such objects shall be placed upon platforms, plates or footings of such size as Landlord shall prescribe. All damage done to the Building or the Demised Premises by installing or removing a safe or any other article of Tenant's Property or fixtures, or due to its being in the Demised Premises, shall be repaired at the expense of Tenant.

     6.8 MOVING AND DELIVERIES.

          (A) PROHIBITIONS/NOTICES. Moving in or out of the Building is prohibited on days and hours specified in Section 1.7. Tenant shall only use freight elevators and loading areas, if provided in the Building, for all moving and deliveries. Tenant shall provide Landlord with forty-eight (48) hours advance written notice of any move and obtain Landlord's approval therefor in order to facilitate scheduling use of freight elevators and loading areas.

          (B) COORDINATION WITH LANDLORD. No freight, furniture or other bulky matter of any description shall be received into the Building or carried in the elevators, except as authorized by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Deliveries from lobby and freight areas requiring use of hand carts shall be restricted to freight elevators. All hand carts shall be equipped with rubber tires and side guards. Any control exercised by Landlord hereunder shall be deemed solely for the benefit of Landlord and the Building, and shall not be deemed to make any of Tenant's employees, agents or contractors the agent or servant of Landlord. Tenant shall promptly remove from the public areas in or adjacent to said Building any of Tenant's property delivered or deposited there.

          (C) MOVING DAMAGES. Any and all damage or injury to the Demised Premises or the Building caused by moving the property of Tenant into or out of the Demised Premises shall be repaired at the sole cost of Tenant. In conjunction with the foregoing, Tenant shall indemnify, defend and hold Landlord harmless with respect to any and all damages and injuries to the Demised Premises or the Building, and with respect to any property damage and injury to others. Without releasing Tenant from any liability hereunder, Tenant shall cooperate with Landlord to identify delivery contractors and movers causing damage to the Building or Demised Premises or causing property damage or injury to others.

     6.9 RULES AND REGULATIONS. Tenant shall, and shall ensure that Tenant's agents, employees, invitees and guests, faithfully keep, observe and perform the Building Rules and Regulations set forth in Exhibit B, attached hereto and made a part hereof, and such amendments, modifications and additions thereto as Landlord may promulgate from time to time, unless waived in writing by Landlord. Any other such rules and regulations shall not substantially interfere with the intended use of the Demised Premises, but Tenant acknowledges that the Building Rules and Regulations, which, in Landlord's judgment, are needed for the general well-being, operation and maintenance of the Demised Premises, the Building and the Complex, together with their appurtenances, are reasonable. Landlord shall have the right to specifically enforce all Building Rules and Regulations. In addition to any other remedy provided for herein, Landlord shall have the right to collect from Tenant a fine of $100 per incident for each violation of said Building Rules and Regulations which is not cured within three (3) days after written notice to Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such Building Rules and Regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same-by any other tenant, its employees, agents, invitees, licensees, customers, clients, family members or guests. Further, it shall be in Landlord's reasonable judgment as to whether Tenant is in compliance with the Building Rules and Regulations.

     6.10 TENANT MAINTENANCE AND CONDITION OF DEMISED PREMISES UPON SURRENDER. At all times during the Lease Term, Tenant will keep the Demised Premises and the Leasehold Improvements and Tenant's Property therein in good order and condition, will suffer no waste or injury to the Demised Premises and Leasehold Improvements, and will, subject to the provisions of Section 6.4(c), at the expiration or other termination of the Lease Term, surrender and deliver up the Demised Premises and Leasehold Improvements in like good order and condition as they shall be at the Commencement Date, ordinary wear and tear and, subject to the provisions of Section 9, damage by casualty excepted.

     6.11 TENANT PROPERTY AND LEASEHOLD IMPROVEMENTS. Maintenance and repair of Tenant's Property and any Leasehold Improvements within or related to the Demised Premises shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith. Notwithstanding anything herein to the contrary, and subject to the provisions of Sections 6.4 and 12.8 pertaining to removal from the Demised Premises, Tenant shall have no right to remove from the Demised Premises any of Tenant's Property and/or Leasehold Improvements upon and during the continuation of any default by Tenant under this Lease.


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     6.12 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES. In the event that repairs required to be made by Tenant pursuant to this Lease become necessary by reason of Tenant's failure to maintain the Demised Premises, Tenant's Property and Leasehold Improvements in good order and condition and in compliance with all applicable laws, orders and regulations, Landlord may, but shall not be obligated to, make repairs at Tenant's expense. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord.

     6.13 MEDICAL WASTE. In addition to Tenant's obligations with respect to Hazardous Substances set forth in Section 21, Tenant shall be solely responsible for and shall solely provide, at Tenant's sole cost and expense, for the proper treatment, handling, removal and disposal from the Demised Premises, the Building, the property of Landlord and the Complex, of all infectious and/or hazardous medical waste as the same may be determined from time to time by applicable federal, state or local laws or regulations. Landlord and Landlord's Agent shall not be responsible for the treatment, handling, removal or disposal of same, nor shall Landlord incur any liability to Tenant or any other parties, or any governmental agency or division thereof, relating to same. Tenant hereby agrees to indemnify, defend and hold Landlord and Landlord's Agent harmless with respect to any suits, debts, expenses, liabilities, alleged violations or non-compliance with any federal, state or local law or regulation, and any other demands of any nature whatsoever, for any violation by Tenant of the provisions of this Section 6.13 and for any harm to others caused or alleged to have been caused by Tenant's medical waste. The provisions of this Section 6.13 shall survive the expiration or sooner termination of this Lease.

7. ACCESS

     7.1 LANDLORD'S ACCESS. Upon reasonable prior notice to Tenant (except in the event of an emergency, in which no notice shall be required), Landlord, Landlord's Agent, and their agents and employees, shall have the right to enter the Demised Premises at all reasonable times (a) to make inspections or to make such repairs and maintenance to the Demised Premises or repairs and maintenance to other premises as Landlord may deem necessary; (b) to exhibit the Demised Premises to prospective tenants during the last twelve (12) months of the Lease Term; and (c) for any purpose whatsoever relating to the safety, protection or preservation of the persons or property of the other tenants, the public, the Demised Premises, the Building, the Complex or other surrounding properties.

     7.2 RESTRICTED ACCESS. No additional locks, other devices or systems which would restrict access to the Demised Premises shall be placed upon any doors without the prior consent of Landlord. Landlord's consent to installation of anti-crime warning devices or security systems shall not be unreasonably withheld; provided Landlord shall not be required to give such consent unless Tenant provides Landlord with a means of access to the Demised Premises for the purposes outlined in Section 7.1 above. Unless access to the Demised Premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the Demised Premises or to those portions thereof which are inaccessible during said hours. Such inability by Landlord to provide cleaning services to inaccessible areas shall not entitle Tenant to any adjustment in Base Annual Rent, Additional Rent or other sums due hereunder.

     7.3 TENANT'S ACCESS. Subject to the provisions of Sections 5.2, 5.5 and 31, Tenant, its employees and agents shall have access to the Demised Premises twenty-four (24) hours per day, 365 days per year, and, for the purpose of access to the Demised Premises only, shall have the right in common with all other tenants, Landlord and Landlord's agents and employees to use public corridors, elevators and lobbies. Landlord may at any time and from time to time during the Lease Term exclude and restrain any person from access, use or occupancy of any or all mechanical and auxiliary spaces, roofs, public corridors, elevators and lobbies, excepting, however, Tenant and other tenants of Landlord and bona fide invitees of either, who make use of said public facilities in accordance with the rules and regulations established by Landlord from time to time with respect thereto. Landlord may at any time and from time to time close all or any portion of said public facilities to make repairs or changes, to prevent a dedication to any person or the public, and to do and perform such other acts in and to said public facilities as in the exercise of good business judgment Landlord shall determine to be advisable. It shall be the duty of Tenant to keep all of said public facilities free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. In order to protect the integrity of telephone service in the Building, Landlord may, at its option, supervise or restrict Tenant's access to any or all equipment rooms, inside wire space and/or conduits or the demarcation point.

8. LIABILITY

     8.1 TENANT'S PROPERTY. All of Tenant's Property, the Leasehold Improvements and the personal property of Tenant's employees, agents, contractors, visitors and invitees in the Demised Premises or in the Building shall be at their sole risk. Landlord, Landlord's Agent, and their respective agents and employees shall


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

not be liable for any damage to Tenant's Property, the Leasehold Improvements or the property of Tenant's employees, agents, contractors, visitors and invitees resulting from acts or omissions of any third party, including, but not limited to, cleaning, maintenance, repair and other contractors who do work in the Building or the Demised Premises or render services to Landlord, Landlord's Agent, and their respective agents and employees or other tenants. Tenant hereby expressly releases Landlord, Landlord's Agent and their respective agents and employees from any liability incurred or claimed by reason of damage to Tenant's Property and the Leasehold Improvements and hereby indemnifies and holds Landlord, Landlord's Agent and their respective agents and employees from any liability or claims by reason of damage to the property of Tenant's employees, agents, contractors, visitors and invitees.

     8.2 CRIMINAL ACTS OF THIRD PARTIES. Landlord, Landlord's Agent and their respective agents and employees shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant's employees, agents, invitees or visitors on or about the Demised Premises, Building and/or Complex (including any parking garages and parking areas). All claims against Landlord, Landlord's Agent and their respective agents and employees for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless, defend and indemnify Landlord, Landlord's Agent and their respective agents and employees from all such claims and/or damages and the expenses of defending all claims made by Tenant's employees, agents, invitees, or visitors arising out of such acts.

     8.3 PUBLIC Liability. Landlord, Landlord's Agent and their respective agents and employees assume no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted upon the Demised Premises. Landlord, Landlord's Agent and their respective agents and employees shall not be liable for any accident or injury to any person or persons or property in or about the Demised Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said Demised Premises. Tenant agrees to hold Landlord, Landlord's Agent and their respective agents and employees harmless against all such claims, and indemnify and defend Landlord, Landlord's Agent and their respective agents and employees from all injuries and damages and the expenses of defending such claims.

     8.4 CONSTRUCTION ON CONTIGUOUS PROPERTY. Landlord, Landlord's Agent and their respective agents and employees shall not be liable for damages, nor shall this Lease or any Base Annual Rent, Additional Rent or other sums due hereunder be affected, for conditions arising or resulting from construction within or around the Demised Premises or Building or Complex or on contiguous or neighboring properties and which affect the Complex, the Building and/or the Demised Premises.

     8.5 TENANT INSURANCE.

          (A) LIABILITY INSURANCE. During the Lease Term, Tenant at its sole cost shall maintain public liability and property damage insurance which includes coverage for personal injury and death, property damage, advertising injury, completed operations and products coverage, and shall further maintain comprehensive automobile liability insurance covering automobiles owned by Tenant, with at least a single combined liability and property damage limit of $3,000,000.00 insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Demised Premises and the business conducted therein. Landlord and Landlord's Agent shall be named as additional insureds. All public liability insurance and property damage insurance shall insure Landlord and Landlord's Agent with coverage no less in scope than that necessary to meet Tenant's obligations outlined in the indemnity provisions set forth in Sections 8.1, 8.2 and 8.3 and elsewhere in this Lease. The policy shall contain an assumed contractual liability endorsement that refers expressly to this Lease.

          (B) FIRE AND CASUALTY INSURANCE. During the Lease Term, Tenant at its cost shall maintain fire and extended coverage insurance on all special or above building standard work (as defined in Exhibit B, if applicable), all alterations and all other contents of the Demised Premises, including any Leasehold Improvements and Tenant's Property, in an amount sufficient so that no coinsurance penalty will be applied in case of loss.

          (C) INCREASES IN COVERAGE. Tenant shall increase its insurance coverage and/or obtain such additional insurance as required if in the reasonable opinion of the mortgagee on the Building or Landlord's insurance agent such insurance coverage at that time is not adequate.

          (D) POLICY REQUIREMENTS. All insurance that Tenant is required to maintain under this Lease shall be issued by insurance companies authorized to do business in the jurisdiction where the Building is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class X" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. If at any time during the Lease Term the rating of any of Tenant's insurance carriers is reduced below the rating required pursuant to the terms hereof, Tenant shall, within fifteen (15) days after written notice from Landlord, replace the insurance coverage(s) maintained with such carrier with coverage(s) from a carrier whose rating complies with the foregoing requirements. If the Best's Key Rating Guide is discontinued or revised without substitution of a comparable rating system, Landlord shall reasonably determine its satisfaction with the insurance company issuing Tenant's policies. Each policy shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or any change decreasing coverage, scope or amount of such policy and an endorsement naming Landlord and Landlord's Agent as additional insureds. Each policy, or a certified copy of the policy, and a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Lease Term and thereafter upon any policy changes or substitutions, and renewal certificates and copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

          (E) NO LIMITATION OF LIABILITY. Notwithstanding the fact that any liability of Tenant to Landlord may be covered by Tenant's insurance, Tenant's liability shall in no way be limited by the amount of its insurance recovery or the amount of insurance in force or required by any provisions of this Lease.

          (F) WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other for any loss of its property (in excess of a reasonable deductible amount) capable of being insured against by fire and extended coverage insurance or any insurance policy providing property damage coverage, whether carried or not. Each party shall apply to its insurer to obtain said waiver and obtain any special endorsement, if required by its insurer to evidence compliance with the aforementioned waiver, and shall bear the cost therefor.

          (G) BUSINESS INTERRUPTION. Landlord, Landlord's Agent and their respective agents and employees shall have no liability or responsibility for any loss, cost, damage or expense arising out of or due to any interruption of business (regardless of the cause therefor), increased or additional cost of operation of business or other costs or expenses, whether similar or dissimilar, which are capable of being insured against under business interruption insurance, whether or not carried by Tenant.

     8.6 INCIDENT REPORTS. Tenant shall promptly report to Landlord's Agent all accidents and incidents occurring on or about the Demised Premises, the Building and/or the Complex which involve or relate to the security and safety of persons and/or property.

9. DAMAGE

     9.1 INTENTIONALLY DELETED.

     9.2 FIRE OR CASUALTY DAMAGE. In the event of damage or destruction of the Demised Premises or a portion thereof by fire or any other casualty, then, except as otherwise provided in Section 9.3, this Lease shall not be terminated, but structural damage to the Demised Premises, including demising partitions and doors, shall be promptly and fully repaired and restored as the case may be by Landlord at its own cost and expense. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. Restoration by Landlord shall not include replacement of Tenant's Property or that portion of the Leasehold Improvements provided by Landlord as of the Commencement Date above the building standard items as of the Commencement Date. If the items which Landlord provides as building standard items have changed since the Commencement Date, then, at Landlord's election, such restoration shall not include restoration of Leasehold Improvements in excess of those provided by Landlord as building standard as of the date of such restoration. Tenant shall, at its expense, repair, restore and replace Tenant's Property and all elements of the Demised Premises excluded from the scope of Landlord's duty to restore pursuant to this Section 9.2. Tenant's restoration, replacement and repair work shall comply with Section 6 hereof and Tenant shall maintain adequate insurance on all such replacements, restoration and property pursuant to Section 8.5. It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect.

     9.3 UNTENANTABILITY.

          (A) RESTORATION REQUIREMENTS.

               (i) If the condition referred to in Section 9.2 is such that the Demised Premises are partially damaged or destroyed, then during the period that Tenant is deprived of the use of the damaged portion of the Demised Premises, Tenant shall be required to pay Base Annual Rent and Additional Rent covering only that part of the Demised Premises that Tenant is able to occupy, based on the ratio between the square foot area remaining that can be occupied and the total square foot area of the entire Demised Premises covered by this Lease. Any unpaid or prepaid installment of Base Annual Rent and Additional Rent for the month in which the condition referred to in Section 9.2 occurs shall be prorated.

               (ii) (1) If the condition referred to in Section 9.2 is such so as to make the entire Demised Premises untenantable and provided that the condition was not due to the acts or omissions of Tenant, its agents, employees, invitees or visitors, then, subject to the rights set forth in Section 9.3(a)(ii)(2) below, the installment(s) of Base Annual Rent and Additional Rent which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the restoration of the Demised Premises has been substantially completed by Landlord to the extent of Landlord's obligations as described in
Section 9.2. Any unpaid or prepaid installment of Base Annual Rent and Additional Rent for the month in which the condition referred to in Section 9.2 occurs shall be prorated.

                    (2) In the event (w) the Demised Premises is damaged by fire or other casualty and Landlord's architect certifies that the Demised Premises cannot be repaired within one hundred twenty (120) days of normal working hours,
(x) the Demised Premises are substantially or totally destroyed by fire or other casualty so as to be entirely untenantable, (y) a substantial portion of the Building is destroyed or damaged to such an extent that, in the sole judgment of Landlord, the Building cannot be operated as a functional unit or an economically viable unit, or (z) the damage to the Demised Premises and/or the Building is due to an uninsured risk or insurance proceeds are otherwise unavailable to cover the expenses of restoration or repair of the damage (less any applicable deductible), then Landlord shall have the unconditional right to cancel this Lease in its sole discretion, in which case Base Annual Rent and Additional Rent shall be apportioned and paid to the date of said fire or other casualty. If Landlord fails to terminate this Lease as herein provided, then this Lease shall remain in full force and effect and Landlord shall commence restoration of the Demised Premises to the extent of Landlord's obligations as described in Section 9.2. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, for Landlord to reasonably be able to determine the time necessary for completion of the restoration and for other such delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. Any delays as a result of the foregoing shall operate to postpone Landlord's obligation to complete restoration of the Demised Premises by one day for each day of any such delay. Tenant shall commence any restoration to be performed by Tenant as required in Section 9.2 and Tenant shall reoccupy the Demised Premises when restored. Notwithstanding anything to the contrary in this Section 9.3 or in any other provision of this Lease, any obligation (under this Lease or otherwise) of Landlord to restore all or any portion of the Demised Premises shall be subject to Landlord's receipt of approval of the same by the mortgagee(s) of Landlord (and any other approvals required by applicable laws), as well as receipt from any such mortgagee(s) of such fire and other hazard insurance policy proceeds as may have been assigned to any such mortgagee; it being agreed that if Landlord has not received such approval(s) and proceeds within one hundred and eighty
(180) days after any such casualty, then Landlord shall have the option to terminate this Lease, at anytime thereafter, upon notice to Tenant.

               (iii) Except as expressly provided in this Section 9.3, no compensation, or claim, or diminution of Base Annual Rent or Additional Rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from any fire or other casualty suffered by Tenant or the necessity of repairing or restoring the Demised Premises or any portion of the Building.

          (B) CASUALTY NEAR EXPIRATION OF LEASE TERM. In addition to any other right of Landlord to terminate this Lease pursuant to the provisions of this
Section 9, in the event the Demised Premises are damaged in whole or in part by fire or other casualty during the last twelve (12) months of the Lease Term, then Landlord, upon ten (10) days prior written notice to Tenant within sixty
(60) days of the date of the fire or casualty, may terminate this Lease, in which case the Base Annual Rent and Additional Rent shall be apportioned and paid to the date of said fire or other casualty.

          (C) TENANT'S RIGHT OF TERMINATION. In the event the Demised Premises is damaged by fire or other casualty, such damage is not caused by Tenant or by its employees, contractors or agents and such damage is not repaired within three hundred sixty-five (365) days after the date of the damage, then Tenant shall have the right, exercisable upon written notice to Landlord within ten (10) days after the expiration of such three hundred sixty-five (365) day period, to terminate this Lease. In the event that Tenant timely delivers such notice of termination to Landlord, then, unless Landlord, within thirty (30) days after its receipt of such termination notice, delivers the Demised Premises to Tenant in substantially the same condition (excluding Tenant's fixtures, equipment and furnishings) that existed immediately prior to such damage, then this Lease shall terminate and the parties shall be relieved of all further liability hereunder. In the event Tenant fails to timely exercise such termination right, Tenant shall be deemed to have irrevocably waived its right to terminate this Lease on account of such damage.

10. CONDEMNATION

     10.1 LANDLORD'S RIGHT TO AWARD. Tenant agrees that if any of the Demised Premises or the Building shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation. All rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. If (a) the whole or a substantial part of the Demised Premises of the Building is taken or condemned or if (b) less than a substantial portion of the Building or the Demised Premises is taken or condemned and the remainder of either in Landlord's opinion can not be operated as a functional unit or as an economically viable unit, the Lease Term shall cease and terminate from the date of such governmental taking or condemnation and Landlord shall notify Tenant of the termination of this Lease effective as of the date of such governmental taking or condemnation. In the event of any termination of this Lease by reason of any taking or condemnation, Tenant shall have no claim against Landlord or Landlord's Agent for the value of any unexpired portion of the Lease Term. If less than a substantial part of the Demised Premises or of the Building is taken or condemned by any governmental authority for public or quasi-public use or purpose and the remainder of both in Landlord's opinion can be operated as a functional unit or as an economically viable unit, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For the purposes of this Section 10, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are unusable by Tenant.

     10.2 TENANT'S RIGHT TO FILE CLAIM. Nothing in Section.10.1 shall preclude Tenant from filing a separate claim against the condemning authority for the value of its Leasehold Improvements not then depreciated (excluding those Leasehold Improvements paid for by Landlord) and relocation expenses, provided that any award to Tenant will not result in a diminution of any award to Landlord.

11. BANKRUPTCY

     11.1 EVENTS OF BANKRUPTCY. The following shall be Events of Bankruptcy under this Lease:

          (A) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency Laws");

          (B) The appointment of a receiver or custodian for any or all of Tenant's Property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

          (C) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

          (D) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier; or

          (E) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

     11.2 LANDLORD'S REMEDIES.

          (A) TERMINATION OF LEASE. Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this right to terminate shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions of Sections 11.2(d) and (e) below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the Demised Premises upon the giving of notice pursuant to this Section 11.2(a). Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all Base Annual Rent and Additional Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages sustained by Landlord.

          (B) SUIT FOR POSSESSION. Upon termination of this Lease pursuant to
Section 11.2(a), Landlord may proceed to recover possession of the Demised Premises under and by virtue of the provisions of the laws of any applicable jurisdiction, or by such other proceedings, including reentry and possession, as may be applicable, or by direct order from any Court having jurisdiction over Tenant/Debtor, including any Bankruptcy Court.

          (C) NON-EXCLUSIVE REMEDIES. Without regard to any action by Landlord as authorized by Sections 11.2(a) and (b) above, Landlord may at its discretion exercise all the additional provisions set forth below in Section 12.

          (D) ASSUMPTION OR ASSIGNMENT BY TRUSTEE. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 11.2(a) shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. In addition to all other objections Landlord may raise to assumption and/or assignment, and in addition to all other requirements of any Bankruptcy Court and the Bankruptcy Code, the Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) has timely performed all Lease obligations of the Tenant/Debtor arising from and after the filing of any voluntary bankruptcy petition by Tenant or, in the case of an involuntary petition, the date of entry of the Order for Relief, (ii) promptly cures all defaults under this Lease, (iii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iv) provides adequate assurance of future performance on the part of Tenant or on the part of the assignee of Tenant or the Trustee.

          (E) ADEQUATE ASSURANCE OF FUTURE PERFORMANCE. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as that term is used in Section 11.2(d) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross revenues in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next installment of Base Annual Rent and Additional Rent due under this Lease; (ii) both the average and median of Tenant's gross revenues) in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next six (6) installments of Base Annual Rent and Additional Rent due under this Lease; (iii) Tenant must pay (and continue to pay on a timely basis throughout the Lease Term) Base Annual Rent, Additional Rent and all other sums payable by Tenant hereunder in advance and as a condition precedent to the performance of Landlord's obligations hereunder; (iv) the Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on or about the Demised Premises, Building and/or Complex; (v) the Trustee must agree that the use of the Demised Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (vi) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building and/or Complex.

          (F) FAILURE TO PROVIDE ADEQUATE ASSURANCE. In the event the Trustee or Tenant is unable to (i) comply with the requirements of Section 11.2(d) above, or (ii) meet the criteria and obligations imposed by Section 11.2(e) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 11.2(a) above.

     11.3 GUARANTORS. For purposes of this Section 11, any action or adjudication by or on behalf of, or against, or with respect to the property or affairs of, any guarantor or guarantors (if any) of this Lease, or any of them, which, if taken by, against or with respect to Tenant, Tenant's Property or affairs, would entitle Landlord to exercise any remedy specified herein, may be treated, at Landlord's sole option and discretion, as though it were taken by, against or with respect to the Tenant.

     11.4 DAMAGES. In the event of cancellation and termination of this Lease pursuant to Section 11.2 above, Landlord shall, notwithstanding any other provisions of this Lease to the contrary, be entitled to


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promptly recover damages from Tenant determined in accordance with the provisions set forth in Section 12.2 of this Lease as provided for in the case of default by Tenant.

12. DEFAULTS AND REMEDIES

     12.1 DEFAULT. If any one or more of the following events occur, said event shall be deemed a material default of this Lease:

          (A) Tenant's failure to complete, within the time periods required by this Lease, any tasks required for the preparation or approval of plans for the construction and/or completion of the Demised Premises prior to the Commencement Date;

          (B) Tenant's failure to accept possession of the Demised Premises when tendered by Landlord;

          (C) Tenant's failure to pay any installment of Base Annual Rent, Additional Rent or other sum required to be paid by Tenant when the same shall be due and payable, which failure is not cured within five (5) days after written notice to Tenant (in which case a material default shall be deemed to occur if such payment is not made strictly within the time period provided for such payment following the demand);

          (D) Tenant's failure to perform or observe any other term, covenant or condition of this Lease, which failure continues for a period of ten (10) days after written notice to Tenant; provided, however, in the event that any such failure is not capable of being cured during such ten (10) day period, then provided Tenant is diligently prosecuting such cure to completion, Tenant shall have an additional period of time (not to exceed sixty (60) days) to cure such failure;

          (E) Any event expressly designated or deemed a default elsewhere in this Lease;

          (F) Any execution, levy, attachment or other legal process of law shall occur upon Tenant's Property, Tenant's interest in this Lease or the Demised Premises;

          (G) Tenant's abandonment or surrender of the Demised Premises prior to the expiration of the Lease Term and the suspension of rent payments as the same may become due and payable; and/or

          (H) Tenant's committing or permitting waste to occur to the Demised Premises.

          Notwithstanding anything to the contrary in Section 12.1(c) above, Landlord shall not be required to give Tenant more than one (1) such notice during any twelve (12) month period, and (y) upon the occurrence of the second
(2nd) such failure by Tenant during any such twelve (12) month period, Tenant shall automatically be deemed in material default of this Lease.

     12.2 REMEDIES. In each and every such event set forth in Section 12.1 above, from the date of such default and at all times thereafter, at the option of Landlord, Tenant's right of possession shall thereupon cease and terminate. Landlord shall be entitled to all rights and remedies now or later allowed at law or in equity, all of which shall be cumulative to the extent that the exercise of any one or more rights or remedies shall not be deemed to constitute a waiver of the Landlord's right to exercise any one or more other rights and remedies herein provided or provided at law or in equity. Landlord shall be entitled to obtain possession of the Demised Premises whether or not Landlord elects to terminate this Lease, and to re-enter the same without demand of rent or demand of possession of the Demised Premises and may forthwith proceed to recover possession of the Demised Premises by any lawful means or process of law whether or not Landlord elects to terminate this Lease, any notice to quit being hereby expressly waived by Tenant. In the event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain liable for all Base Annual Rent, Additional Rent and other sums due under this Lease, and shall pay the same as and when it accrues and is payable hereunder. Landlord may (but shall not be obligated to) declare the entire balance (or any portion thereof) of Base Annual Rent, Additional Rent and all other sums payable by Tenant hereunder for the remainder of the Lease Term to be immediately due and payable in full, which shall be recoverable pursuant to Section 12.4 below. Tenant further agrees to remain liable for any and all damage, deficiency, and loss of Base Annual Rent, Additional Rent and other sums herein specified, and all other damages which Landlord may sustain by such re-entry, including reasonable attorneys' fees and costs. If under the provisions hereof, a seven (7) days summons or other applicable summary process shall be served, and a compromise or settlement thereof shall be made, such action shall not constitute a waiver of any breach of any covenant, term, condition or agreement herein contained.


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

     12.3 LANDLORD'S RIGHT TO RELET. Should this Lease be terminated before the expiration of the Lease Term, by reason of Tenant's default as provided in Sections 11 or 12, or if Tenant shall abandon the Demised Premises before the expiration or termination of the Lease Term and without paying the rent due as the same may become due and payable (whether or not Landlord elects to terminate this Lease), the Demised Premises may be relet by Landlord, on Tenant's behalf or for the account of Landlord, as Landlord so chooses, for such rent and upon such terms as are reasonable under the circumstances. If the full rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Base Annual Rent, Additional Rent, unamortized Landlord Concessions (hereinafter defined), reasonable attorneys' fees, other collection costs, brokerage fees, expenses incurred by Landlord to remove Tenant's Property and (at Landlord's option) Leasehold Improvements, and expenses of placing the Demised Premises in first-class rentable condition. Landlord, in putting the Demised Premises in good order or preparing the same for reletting may, at Landlord's option, make such alterations, repairs or replacements in or relating to the Demised Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Demised Premises, and the making of such alterations, repairs or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be charged with any obligation to mitigate its damages nor shall Landlord be liable in any way whatsoever for failure to relet the Demised Premises, or in the event that the Demised Premises are relet, for failure to collect the rent thereof under such reletting. In no event shall Tenant be entitled to receive any excess, if any, of rent (if any) collected over the sums payable by Tenant to Landlord hereunder.

     12.4 RECOVERY OR DAMAGES.

          (A) QUANTIFICATION OF DAMAGES. Any damage, deficiency, loss of Base Annual Rent, Additional Rent or other sums payable by Tenant hereunder, unamortized Landlord Concessions as described hereinafter, and all other damages may be recovered by Landlord, at Landlord's option, upon default by Tenant, in separate actions, from time to time, as said damage shall have periodically accrued, or, at Landlord's option, may be deferred until the expiration of the Lease Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Lease Term), or, at Landlord's option, in a single action in the event Landlord shall have declared the entire balance of Base Annual Rent, Additional Rent and other sums due under this Lease immediately due and payable pursuant to Section 12.2. In the event Landlord shall have declared the entire balance of Base Annual Rent, Additional Rent and other sums due under this Lease immediately due and payable, then in lieu of the Base Annual Rent and Additional Rent which would have been payable for the period after the date of any judgment obtained in any action by Landlord against Tenant to recover damages, Tenant shall pay a sum representing liquidated damages, and not penalty, in an amount equal to the excess of (i) the sum of the Base Annual Rent and Additional Rent provided for in this Lease for the unexpired portion of the Lease Term after the date of judgment discounted at a rate of three percent (3 %) per annum to present value, over (ii) the rental value of the Leased Premises, at the time of termination of this Lease, for the unexpired portion of the Lease Term, discounted at a rate of three percent (3%) per annum to present value. In determining the rental value of the Leased Premises, the rent realized by any reletting accomplished or accepted by Landlord within a reasonable time after termination of this Lease, shall be deemed, prima facie, to be the rental value. In addition to all of the rights of the Landlord to recover damages herein provided, Tenant shall immediately reimburse Landlord for, and Landlord may recover, the unamortized portion of all contributions and other concessions (hereinafter "Landlord Concessions"), if any, provided by Landlord to Tenant as an inducement to enter into this Lease and any amendment, modification or extension hereof and/or pursuant to the terms of this Lease or any amendment, modification or extension hereof, including, but not limited to, (i) any abatements or waivers of Base Annual Rent, Additional Rent or other sums due under this Lease, (ii) costs incurred by Landlord in making the Demised Premises ready for Tenant's occupancy, including the cost of the Construction Improvements, any monetary contribution by Landlord for any Leasehold Improvements and any other contributions by Landlord with respect to any construction within or relating to the Demised Premises, (iii) moving expenses, (iv) brokerage fees, (v) allowances for telephone and computer systems and other office equipment and supplies, (vi) design, architectural and engineering fees and expenses, and (vii) any other direct or indirect expenses incurred by Landlord in conjunction with obtaining and/or entering into this Lease and any amendment, modification and extension hereof, and placing and/or retaining Tenant in possession of the Demised Premises. For purposes hereof, the amount of any Landlord Concessions provided in connection with the initial Lease Term shall be deemed to be amortized (using a straight-line method) on a monthly basis over the initial Lease Term (excluding any extension or renewal terms) in which Tenant is required to pay all or any portion of any installment of Base Annual Rent under the terms of this Lease. The amount of any Landlord Concessions provided in connection with any amendment or modification of this Lease during the initial Lease Term shall be deemed to be amortized (using a straight-line method) on a monthly basis over the remaining months in the initial Lease Term (excluding any extension or renewal terms) in which Tenant is required to pay all or any portion of any installment of Base Annual Rent under the terms of this Lease. The amount of any Landlord Concessions provided in connection with any renewal or extension of the Lease Term shall be deemed to be amortized (using a straight-line method) on a monthly basis over the months in the extension period (excluding any subsequent extension or renewal terms) in which Tenant is required to pay all or any portion of any installment of Base Annual Rent under the terms of said extension or renewal of the Lease Term.

          (B) NON-EXCLUSIVE RIGHTS. The provisions contained in this Section
12.4 shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Lease Term. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Section 12.4 may be limited by the limitations of damage provisions of the Bankruptcy Code.

     12.5 WAIVER. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any agreement, covenant, condition, rule or regulation herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any agreement, covenant, condition, rule or regulation herein contained, on one or more occasions, shall operate as a waiver of such agreement, covenant, condition, rule or regulation itself, or of any subsequent breach thereof No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. Receipt and acceptance by Landlord of any Base Annual Rent, Additional Rent or other charges, or the performance of any obligation by Tenant hereunder, with knowledge of the breach of any agreement, covenant, condition, rule or regulation of this Lease by Tenant shall not be deemed a waiver of such breach. Failure of Landlord to enforce any of the rules and regulations against Tenant or any other tenant in the Building or Complex shall not be deemed a waiver of any such rule or regulation. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Annual Rent and Additional Rent herein stipulated shall be binding upon Landlord, nor shall the same be deemed to be other than on account of the stipulated Base Annual Rent and Additional Rent. No endorsement or statement on any check, letter or other transmittal accompanying any check or payment of Base Annual Rent, Additional Rent or other sum due from Tenant shall be deemed a settlement of a legal dispute or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Annual Rent, Additional Rent and other sums or to pursue any other remedy provided in this Lease. Landlord's consent to, or approval of, any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     12.6 ANTICIPATORY REPUDIATION.

          (A) REPUDIATION PRIOR TO COMMENCEMENT DATE. If, prior to the Commencement Date or the first day of any extension or renewal period set forth in an extension or renewal option validly exercised by Tenant hereunder, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease or breach any obligation of Tenant hereunder, Landlord may, at its option, consider such anticipatory repudiation a breach and material default of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all Base Annual Rent, Additional Rent and other sums paid by Tenant hereunder, including any security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including, without limitation, all damages and remedies reserved to Landlord in this Section 12 or elsewhere in this Lease, as applicable. In the event a default occurs prior to the Commencement Date, Tenant shall, in addition to all other damages to which Landlord is entitled under this Lease, pay in full for all Leasehold Improvements constructed or installed within the Demised Premises through the date of the default, and for material ordered at Tenant's request for the Demised Premises (whether at Tenant's request or upon Landlord's anticipation of Tenant's needs hereunder) or for such material restocking charges.

          (B) REPUDIATION OF ANY OBLIGATION OF TENANT DURING LEASE TERM. If during the Lease Term Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease or breach any obligation of Tenant hereunder, Landlord may, at its option, consider such anticipatory repudiation a breach and material default of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all Base Annual Rent, Additional Rent and other sums paid by Tenant hereunder, including any security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including, without limitation, all damages and remedies reserved to Landlord in this Section 12 or elsewhere in this Lease, as applicable.

     12.7 TENANT ABANDONMENT OF DEMISED PREMISES.

          (A) ABANDONMENT. If the Demised Premises or a substantial portion thereof shall be deserted or vacated by Tenant for thirty (30) consecutive days or more and Tenant shall be delinquent in the payment of any Base Annual Rent, Additional Rent or other sums due under this Lease, or in the performance of any of Tenant's other obligations hereunder, Landlord may deem Tenant to have abandoned the Demised Premises, notwithstanding the fact that Tenant may have left all or some part of Tenant's Property thereon. Landlord may consider Tenant in default under this Lease and may pursue all remedies available to it under this Lease or otherwise as may be available in equity or at law.

          (B) LANDLORD RIGHT TO ENTER AND TO RELET. If Tenant abandons the Demised Premises as set forth in subsection (a) above, Landlord may, at its option, enter into the Demised Premises without being liable for any prosecution therefor or for damages by reason thereof. In addition to any other remedy elsewhere provided in this Section 12 or at law or in equity, Landlord, as agent of Tenant, may relet the whole or any part of the Demised Premises for the whole or any part of the then unexpired Lease Term. For the purposes of such reletting, Landlord may make any alterations or modifications of the Demised Premises considered desirable in its sole judgment.

     12.8 TENANT'S PROPERTY. Tenant shall not remove any of Tenant's Property from the Demised Premises without the prior written consent of Landlord, other than in the ordinary course of Tenant's business. In the event of a default under this Lease, Tenant shall not, under any circumstances, remove Tenant's Property from-the Demised Premises and Landlord may (but shall not be obligated to) keep Tenant's Property in place (and require Tenant to return or replace Tenant's Property to the extent Tenant removes same in violation of the terms of this Lease) and use, or permit another occupant of the Demised Premises, Building and/or Complex to use, Tenant's Property during the remainder of the Lease Term (whether or not Landlord elects to terminate this Lease for such default) at no cost, expense or liability to Landlord or such occupant. If Tenant abandons the Demised Premises as defined in Section 12.7(a) above or otherwise vacates the Demised Premises or otherwise defaults under this Lease, any property that Tenant leaves within or related to the Demised Premises shall be deemed to have been abandoned and, without liability to Tenant, may be disposed of in the trash or retained by Landlord as the property of Landlord or disposed of at public or private sale, or placed at the use of another occupant in the Building or the Complex or any subsequent occupant in the Demised Premises, as Landlord sees fit in its sole discretion, all at no cost or expense to Landlord or such other person permitted to use all or a portion of Tenant's Property hereunder, or Landlord may store Tenant's Property at a location selected by Landlord in its sole discretion at Tenant's sole cost and expense. The proceeds of any public or private sale of Tenant's Property shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of Base Annual Rent, Additional Rent or other sums then or thereafter payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. At Landlord's option, at any time during the Lease Term after default by Tenant, Landlord may require Tenant to forthwith remove Tenant's Property from the Demised Premises. If Tenant vacates or abandons the Demised Premises, as defined above, Landlord may transfer any of Tenant's Property to creditors of Tenant, on presentation of evidence of a claim valid on its face of ownership or of a security interest in any of Tenant's Property abandoned in the Demised Premises or the Building, and Landlord may recover any costs incurred by Landlord in doing so, all without incurring any liability to Tenant.

     12.9 LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY. "Leasehold Improvements" shall be defined to mean all improvements installed or constructed within the Demised Premises whether by or on behalf of either Landlord or Tenant (exclusive of Tenant's trade fixtures), and as repaired, replaced, altered or improved from time to time during the Lease Term, including without limitation, any partitions, wall coverings, floors, floor coverings, ceilings, lighting fixtures, and telephone, computer and/or data system wiring or other improvements. "Tenant's Property" shall be defined to mean all of Tenant's trade fixtures and all of Tenant's personal property, including, but not limited to, all goods, wares, merchandise, inventory, furniture, machinery, equipment, telecommunications and data transmission systems (and all their components exclusive of wiring), business records, accounts receivables and other personal property of Tenant in or about the Demised Premises or that may be placed or kept therein during the Lease Term.

     12.10 INJUNCTIVE RELIEF. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided; and in such event Landlord shall be entitled to recover from Tenant, payable as Additional Rent hereunder, any and all reasonable expenses as Landlord may incur in connection with its efforts to secure such injunctive relief or other remedy at law or in equity, including all costs and reasonable attorneys' fees.


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     12.11 INDEPENDENT COVENANTS. If Landlord shall commence any proceeding based upon non-payment of Base Annual Rent, Additional Rent or any other sums of any kind to which Landlord may be entitled or which it may claim hereunder, Tenant will not interpose any counterclaim, set-off, recoupment or other defense of any nature or description in any such proceeding. The parties hereto specifically agree that Tenant's covenants to pay Base Annual Rent, Additional Rent and any other sums required hereunder are independent of all other covenants and agreements of Landlord herein contained; provided, however, that this shall not be construed as a waiver of Tenant's right to assert such a claim in any separate action brought by Tenant. Tenant further waives any right or defense which it may have to claim a merger.

     12.12 WAIVER OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession or a judgment for or other right to possession of the Demised-Premises and/or Tenant's Property by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

     12.13 ATTORNEYS' FEES. The parties hereto agree that wherever in this Lease the Landlord is entitled to collect its "attorneys' fees", Landlord shall be entitled to collect the entire amount of attorneys' fees actually incurred by Landlord in enforcing its rights hereunder. In the event of any litigation between Landlord and Tenant, the prevailing party shall be entitled to collect its reasonable attorneys' fees from the losing party.

13. SUBORDINATION

     13.1 SUBORDINATION. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust and/or other security interests (individually and collectively "mortgage") which may now or hereafter affect the real property of which the Demised Premises form a part, including all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required to effect this subordination. Notwithstanding the foregoing, in confirmation of such subordination, Tenant shall at Landlord's request execute and deliver to Landlord within ten (10) business days after Landlord's request, any requisite or appropriate certificate, subordination agreement or other document that may be reasonably requested by Landlord or any other party requiring such certificate, subordination agreement or document. If Tenant fails to execute such certificate, subordination agreement or other document requested by Landlord or other party within said ten (10) day period, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute such certificate, subordination agreement or other document on Tenant's behalf, the foregoing power-of-attorney being deemed to be coupled with an interest. Notwithstanding the foregoing, any lessor under any ground or underlying lease and the party secured by any mortgage affecting the real property of which the Demised Premises are a part, or any renewal, modification, consolidation, replacement or extension thereof, shall have the right to recognize this Lease and, in the event of any cancellation or termination of such ground or underlying lease, or any foreclosure under any mortgage, or any sale of the real property at foreclosure sale, or any transfer of the real property by a deed in lieu of foreclosure, this Lease shall continue in full force and effect at the option of the lessor under such ground or underlying lease or, as applicable, the party secured by such mortgage, or the purchaser at any foreclosure sale, or the party taking the real property under a deed in lieu of foreclosure, such party being hereby authorized by Tenant to exercise such option to cancel or continue this Lease in such party's reasonable or unreasonable discretion. Tenant hereby consents to the right of such party to effect the survival of this Lease. Tenant agrees that neither the cancellation nor termination of any ground or underlying lease, nor the foreclosure under any mortgage, nor the sale at foreclosure, nor the transfer by a deed in lieu of foreclosure, shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder, except in the sole option of the party herein granted such option, which option may be exercised in said party's reasonable or unreasonable discretion.

     13.2 ESTOPPEL CERTIFICATES. Tenant shall execute and return within ten (10) days any certificate that Landlord may request from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate also shall state (a) the amount of the monthly installment of Base Annual Rent and Additional Rent and the dates to which such rent has been paid in advance; (b) the amount of any security deposit or prepaid rent; (c) that there is no present default on the part of Landlord nor is there in existence any condition, event, act or omission which with the giving of notice and/or the passage of time will constitute a default on the part of Landlord, or attach a memorandum stating in detail the factual circumstances of such default and/or the basis under the Lease for such default; (d) that Tenant has no right to set-off or recoupment and no defense or counterclaim against enforcement of its obligations under this Lease; (e) that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the rentals; (f) that all Construction Improvements and other work and improvements required of Landlord has been completed and that the Construction Improvements and other work and improvements are complete and satisfactory; (g) that Tenant is in full and complete possession of the Demised Premises; (h) the date on which Tenant's rental obligations commenced (excluding any periods of abatement) and the date to which such rent has been paid; (i) that Tenant has not advanced any amounts to or on behalf of Landlord which have not been reimbursed; 6) that Tenant understands that this Lease has been collaterally assigned to Landlord's mortgagee as security for a loan to Landlord; (k) that Base Annual Rent and Additional Rent may not be prepaid more than one (1) month in advance without the prior written approval of Landlord's mortgagee; and (1) such other items as Landlord may reasonably request. Failure to deliver the certificate within the aforesaid ten (10) day period shall be conclusive upon Tenant for the benefit of Landlord and any successor to or mortgagee or assignee of Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the aforesaid ten (10) day period, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party, the foregoing power of attorney being deemed to be coupled with an interest.

     13.3 ATTORNMENT. Tenant covenants and agrees that, in the event any ground lessor, lessor of any underlying lease or subsequent purchaser of the Building so requests or in the event of any foreclosure under any mortgage, or any renewal, modification, consolidation), replacement or extension thereof, or in the event of a sale at foreclosure, or in the event of any acceptance of any deed in lieu of foreclosure, which may now or hereafter affect the real property of which the Demised Premises are a part, Tenant shall attorn to any ground lessor, lessor of any underlying lease or subsequent purchaser of the Building or to the party secured by such mortgage, or any renewal, modification, consolidation, replacement or extension thereof, and to any purchaser at any foreclosure sale or party taking a deed in lieu of foreclosure, and at the sole option of such party, which option may be exercised in said party's reasonable or unreasonable discretion, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor. In any case, such landlord or successor under such ground or underlying lease or such secured party or purchaser at foreclosure sale or party taking a deed in lieu of foreclosure shall not be bound by any prepayment on the part of Tenant of the Base Annual Rent or Additional Rent for more than one month in advance, so that Base Annual Rent and Additional Rent shall be payable under this Lease in accordance with its terms, from the date of the termination or transfer of the ground or underlying lease or the foreclosure under such mortgage, or the date of foreclosure sale or transfer by deed in lieu of foreclosure, as if such prepayment had not been made. Further, such landlord or successor in interest shall not be liable for damages for any act or omission of Landlord or any prior landlord or be subject to any recoupments, offsets, counterclaims or defenses which Tenant may have against Landlord or any prior landlord. Tenant shall, upon request of such landlord or successor landlord, execute and deliver an instrument or instruments confirming Tenant's attornment.

     13.4 MORTGAGEE RIGHTS.

          (A) MORTGAGEE REQUIREMENTS. Tenant shall, at its own expense, comply with all reasonable notices of Landlord's mortgagee or other financial institution providing funds which are secured by a mortgage placed on the whole or any part of the real property of which the Demised Premises are a part, respecting all matters of occupancy, use, condition or maintenance of the Demised Premises, provided the same shall not unreasonably interfere with the conduct of Tenant's business nor materially limit or affect the rights of the parties under this Lease. Tenant shall, if so directed by Landlord's mortgagee or such other financial institution in writing, pay all Base Annual Rent, Additional Rent and other sums owed to Landlord directly to such mortgagee or other financial institution. Notwithstanding acceptance and execution of this Lease by the parties hereto, the terms hereof shall be automatically deemed modified, if so required, for the purpose of complying with or fulfilling the reasonable requirements of any mortgagee or trustee named or secured by a mortgage that may now or hereafter be placed upon or secured by the real property of which the Demised Premises are a part or any part thereof, or any other financial institution providing funds to finance or refinance the real property of which the Demised Premises are a part; provided, however, that such modification(s) shall not be in material derogation or diminution of any of the rights of the parties hereunder, nor materially increase any of the obligations or liabilities of the parties hereunder.

          (B) NOTICES TO MORTGAGEE. Tenant agrees to give Landlord's mortgagee and any trustee named or secured by a mortgage a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the names and addresses of such mortgagees and trustees. Notice shall be provided to the mortgagees and trustees in the manner prescribed in
Section 24. Tenant further agrees that if Landlord shall have failed to cure such default within the cure period provided in this Lease, if any, then the mortgagees and


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trustees shall have an additional sixty (60) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such sixty (60) days such mortgagee or trustee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event Tenant shall not pursue its remedies while such cure is being diligently pursued.

14. TENANT'S HOLDOVER

     14.1 WITH LANDLORD CONSENT. If Tenant continues, with the knowledge and written consent of Landlord obtained at least thirty (30) days prior to the expiration of the Lease Term, to remain in the Demised Premises after the expiration of the Lease Term, then Tenant shall, by virtue of said holdover agreement, become a tenant from month-to-month at the rent stipulated by Landlord-in said consent, or if none is stipulated, at the monthly rate of Base Annual Rent and Additional Rent last payable under this Lease (adjusted in accordance with the provisions of this Lease as if the holdover period were originally included herein), commencing said monthly tenancy with the first day next following the end of the Lease Term. All other terms and conditions of this Lease shall apply to any holdover period(s). Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Demised Premises. Tenant shall be entitled to thirty (30) days written notice from Landlord to quit the Demised Premises, except in the event of nonpayment of the monthly installment of Base Annual Rent and/or Additional Rent in advance or of the breach of any other covenant, term or condition of this Lease by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty
(30) days notice to quit being hereby expressly waived by Tenant.

     14.2 WITHOUT LANDLORD CONSENT. In the event that Tenant, without the written consent of Landlord, shall hold over beyond the expiration of the Lease Term, then Tenant hereby waives all notice to quit and agrees to pay to Landlord for the period that Tenant is in possession after the expiration of this Lease, a monthly charge which is two times the total monthly installment of Base Annual Rent and Additional Rent in effect during the last month of the Lease Term. Tenant expressly agrees to reimburse, defend, indemnify and hold Landlord and Landlord's Agent harmless from all loss and damages, direct and consequential, which Landlord or Landlord's Agent may incur in connection with or in defense of claims by other persons or entities against Landlord, Landlord's Agent or otherwise arising out of the holding over by Tenant, including without limitation reasonable attorneys' fees which may be incurred by Landlord or Landlord's Agent in defense of such claims. Acceptance of Base Annual Rent, Additional Rent or any other sums due from Tenant hereunder or the performance by Tenant of its obligations hereunder subsequent to the expiration of the Lease Term, shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the expiration date of the Lease Term toward payment for use and occupancy of the Demised Premises subsequent to the expiration of the Lease Term and toward any other sums owed by Tenant to Landlord, regardless of how such payment(s) may be designated by Tenant, Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force. Notwithstanding the foregoing, if Tenant holds over, without Landlord's written consent, due to acts of God, riot, or war, then such holdover shall be at the total monthly installment of Base Annual Rent and Additional Rent applicable to the last month of the Lease Term (adjusted in accordance with the provisions of this Lease as if the holdover period were originally included herein), for the duration of the condition (but not to exceed ten (10) days), but such continued occupancy shall not create any renewal of the term of this Lease nor shall it create a tenancy from year-to-year, month-to-month, or otherwise, and Tenant shall be liable for and shall indemnify, defend and hold harmless Landlord and Landlord's Agent against any loss and damages suffered by Landlord or Landlord's Agent as described above. Any holdover period during which the Landlord and Tenant are negotiating the terms and conditions of any holdover tenancy, new lease or other matter, and/or for which Landlord and Tenant have failed to reach an agreement as to the rent to be paid during such holdover period, shall conclusively be deemed to be a holdover without the consent of Landlord for the purpose of determining the rental to be paid and the obligations to be performed by Tenant during such period.

15. SECURITY DEPOSIT

     Tenant shall deposit with Landlord or Landlord's Agent simultaneously with the execution of this Lease, the amount stipulated in Section 1.6 as a security deposit. Provided Tenant is not in default in the payment of Base Annual Rent, Additional Rent or any other charges due Landlord, and further provided the Demised Premises are left in good condition, reasonable wear and tear and casualty excepted, as described in Section 6.10, said deposit (which shall not bear interest to Tenant) shall be returned to Tenant within sixty (60) days after the termination of this Lease. Notwithstanding the foregoing, the full or partial return by Landlord to Tenant of the security deposit shall at no time be deemed to constitute a waiver by Landlord of any of Tenant's obligations under this Lease, nor an, acknowledgment by Landlord that any such obligations are limited to the


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amount, if any, of the security deposit retained by Landlord. If Tenant is in default or is otherwise indebted to Landlord hereunder or if the Demised Premises are not left in good condition, or if Tenant has failed or refused to remove Tenant's Property after Landlord's request to do so, then the security deposit shall be applied to the extent available on account of sums due Landlord or the cost of repairing damages to the Demised Premises or to remove Tenant's Property. In the event the funds deposited with Landlord as security are applied during the Lease Term on account of sums due Landlord or to the cost of repairing damages or removing Tenant's Property, then Tenant shall, within fifteen (15) days after demand by Landlord, deposit with the Landlord additional funds to restore the security deposit to its original amount. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

16. QUIET ENJOYMENT

     So long as Tenant shall observe and perform the covenants and agreements binding on Tenant hereunder, Tenant shall at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Demised Premises without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease. Nothing in this Section shall prevent Landlord from performing alterations, improvements or repairs on other portions of the Building not leased to Tenant or from performing alterations, improvements or repairs within the Demised Premises in accordance with the provisions of this Lease, nor shall performance of alterations, improvements or repairs by Landlord, Landlord's Agent or any other tenant of the Building be construed as a breach of this covenant by Landlord.

17. SUCCESSORS

     All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the Demised Premises.

18. WAIVER OF JURY TRIAL AND STATUTE OF LIMITATIONS

     LANDLORD AND TENANT (AND ANY GUARANTORS AND OTHER PARTIES WITH LIABILITY FOR THE PERFORMANCE OF ANY OR ALL OF TENANT'S OBLIGATIONS HEREUNDER, AS WELL AS ANY SUBTENANTS, ASSIGNEES AND LICENSEES OF TENANT) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT (AND ANY GUARANTORS AND OTHER PARTIES WITH LIABILITY FOR THE PERFORMANCE OF ANY OR ALL OF TENANT'S OBLIGATIONS HEREUNDER, AS WELL AS ANY SUBTENANTS, ASSIGNEES AND LICENSEES OF TENANT) HEREBY AGREES TO SUBMIT TO THE PERSONAL JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION WITHIN THE STATE, OR THE DISTRICT OF COLUMBIA IF APPLICABLE, IN WHICH THE DEMISED PREMISES AND/OR LANDLORD'S PRINCIPAL PLACE OF BUSINESS IS LOCATED.

19. LIMITATION OF LANDLORD'S LIABILITY NOTICE

     19.1 LANDLORD'S CONSENT. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation or is required to give consent or approval. In no event shall Landlord be liable for damages for any withholding of, any delay in providing, or the conditioning of, any consent or approval.

     19.2 INDIVIDUAL LIABILITY. Tenant acknowledges and agrees that the liability of Landlord with respect to any claim arising out of, related to, or under this Lease shall be limited solely to its interest in the Building. No personal judgment shall lie against the Landlord nor any partner of a partnership constituting Landlord (if Landlord is a partnership), nor any shareholder of Landlord (if Landlord is a corporation), nor any member of Landlord (if Landlord is a limited liability company) and none of the same will be personally liable with respect to any claim arising out of or related to this Lease. If the Landlord is a partnership, any deficit capital account of any partner and any partner's obligation to contribute capital shall not be deemed an asset of the partnership. In the event of sale or other transfer of the Landlord's interest in the Demised Premises and/or Building, Landlord shall thereupon and without further act by either party be deemed released from all liability and obligations hereunder arising out of any act or omission relating to the Demised Premises, the Building or this


                                                                         Page 31

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Lease, occurring subsequent to the sale or other transfer. The provisions hereof shall inure to the benefit of Landlord's successors and assigns, including any mortgagee or trustee under a deed of trust. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord, and its partners or shareholders, as the case may be; nor shall the foregoing be deemed to limit Tenant's rights pursuant to this Lease to obtain injunctive relief or specific performance with respect to any obligations of Landlord hereunder.

     19.3 NOTICE IN EVENT OF LANDLORD'S DEFAULT. Notwithstanding anything to the contrary in this Lease, in no event shall Landlord be deemed to be in default in the performance of any covenant, condition or agreement herein contained unless Tenant shall have given Landlord written notice of such default, and Landlord shall have failed to cure such default within thirty (30) days after such notice (or if such default is of such nature that it cannot be completely cured within said thirty (30) days, if Landlord fails to commence to cure within said thirty
(30) days and thereafter proceed with reasonable diligence and in good faith to effect such cure).

20. AUTHORITY

     Landlord and Tenant hereby covenant each for itself, that each has the full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is and shall be throughout the Lease Term, a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Demised Premises are located and is in good standing, that the corporation has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly formed and validly existing partnership, qualified to do business in the jurisdiction in which the Demised Premises are located, and is in good standing, that the partnership has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the partnership were authorized to do so. If Tenant signs as a limited liability company, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly formed and validly existing limited liability company, qualified to do business in the jurisdiction in which the Demised Premises is located, is in good standing, that the limited liability company has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the limited liability company were authorized to do so.

21. TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

     21.1 HAZARDOUS SUBSTANCES. The term "Hazardous Substances", as used in this Lease, shall include, without limitation, (a) "hazardous wastes", as defined by the Resource Conservation and Recovery Act of 1976 as amended from time to time,
(b) "hazardous substances", as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time,
(c) "toxic substances", as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials", as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, (f) any substance whose presence could be detrimental to the Building, its occupants or visitors, or the environment, (g) substances requiring special handling, (h) flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chlorofluorocarbons, chemicals known to cause cancer or reproductive toxicity, pollutants and contaminants, (i) any infectious and/or hazardous medical waste as the same may be determined from time to time, and (j) any other substances declared to be hazardous or toxic under Laws (hereinafter defined) now or hereafter, enacted or promulgated by any Authorities (hereinafter defined).

     21.2 TENANT'S RESTRICTIONS. Tenant's shall not cause or permit to occur:

          (A) VIOLATIONS. Any violation of any federal, state and local laws, ordinances, regulations, directives, orders, notices and requirements now or hereafter enacted or promulgated regulating the use, generation, storage, handling, transportation, or disposal of Hazardous Substances ("Laws"), now or hereafter enacted, related to environmental conditions on, under, or about the Demised Premises, the Building and/or the Complex, or arising from Tenant's use or occupancy of the Demised Premises, Tenant's Property, or Leasehold Improvements, including, but not limited to, soil and ground water conditions; and/or

          (B) USE. The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the Demised Premises, the Building and/or the Complex, or the transportation to or from the Demised Premises of any Hazardous Substances, without the prior written consent of Landlord, such consent to be granted or withheld in Landlord's sole and absolute discretion,


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and, if granted, Tenant's activities shall be in strict compliance with all
Laws. Despite the foregoing, Tenant shall have the right to use customary office products which contain Hazardous Substances provided the same are used, stored, and disposed of in accordance with all Laws.

     21.3 AFFIRMATIVE OBLIGATIONS.

          (A) COMPLIANCE WITH Laws. Tenant shall, at Tenant's own expense, comply with all Laws. Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all federal, state and local governmental and regulatory authorities (the "Authorities") under the Laws. Tenant shall promptly provide Landlord with a copy of all such submissions and information requests.

          (B) CLEAN-UP PLANS. Should any Authority or any third party demand that a removal or clean-up plan be prepared and that a removal or clean-up be undertaken because of any deposit, spill, discharge, release, misuse, prohibition on continued use, act or failure to act with respect to any Hazardous Substances relating to, occurring on or arising out of Tenant's use or occupancy of the Demised Premises, Tenant's Property or Leasehold Improvements, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such removal and clean-up plans within the time limits set by any Authority or other party. Tenant shall promptly provide Landlord with copies of notices received from any Authority or third party, and of all removal and clean-up plans, bonds, and related matters.

          (C) INFORMATION REQUESTS. Tenant shall promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is required hereunder or is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 21 within a reasonable time (or any shorter period of time if so required by any Authority), Landlord may (but shall not be obligated to) do so and all costs associated therewith shall constitute Additional Rent hereunder and shall be immediately due and payable to Landlord, together with interest thereon calculated at the rate of eighteen percent (18%) per annum. In such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Demised Premises, Tenant's use thereof and Tenant's Property and Leasehold Improvements, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Laws shall constitute a waiver of any of Tenant's obligations under this Section 21.

     21.4 TENANT'S INDEMNITY. Tenant shall indemnify, defend, and hold harmless Landlord, Landlord's Agent, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, release, misuse, prohibition or continued use, act or failure to act, with respect to any Hazardous Substances or other failure to comply with the Laws which arise at any time from Tenant's use or occupancy of the Demised Premises or Tenant's Property or the Leasehold Improvements, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other related laws.

     21.5 SURVIVAL OF OBLIGATIONS. Tenant's obligations and liabilities under this Section 21, and the obligations of all guarantors and other parties with liability for the performance of any or all of Tenant's obligations hereunder, shall survive the expiration or earlier termination of this Lease.

22. JOINT AND SEVERAL LIABILITY

     In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant or guarantee this Lease as guarantors or are. otherwise liable for the performance of any or all of Tenant's or any guarantor's obligations, the liability of each such individual, corporation, partnership or other business association to pay Base Annual Rent, Additional Rent and any other sums due hereunder and to perform all or any other obligations hereunder shall be deemed to be joint and several. In like manner, in the event that the Tenant named in this Lease shall be a partnership or other business association, the members of which are by virtue of statute or general law subject to personal liability, then, and in that event, the liability of each such member shall be deemed to be joint and several. Notwithstanding any other provisions hereof, or of any rule or provisions of law, the failure or refusal by Landlord to proceed, in the event of a breach or default by Tenant, against all the individuals, corporations, partnerships or other business associations comprising the Tenant (or any combination of two or more thereof)


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or against Tenant or against one or more of the guarantors or other parties with liability for the performance of any or all of Tenant's or any guarantor's obligations, shall not be deemed to be a release or waiver of any rights which Landlord may possess against such other individuals, corporations, partnerships or other business associations not so proceeded against, nor shall the granting by Landlord of a release of, or execution of a covenant not to sue, any one or more of the individuals, corporations, partnerships, or other business associations comprising the Tenant (or any combination of two or more thereof) or the guarantors or other parties with liability for the performance of any or all of Tenant's or any guarantor's obligations, constitute a release or waiver, in whole or in part, of any rights which Landlord may possess against such other individuals, corporations', partnerships, or associations not so released or granted a covenant not to sue.

23. DEFINITIONS

     23.1 PRONOUNS. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in the neuter form.

     23.2 DEMISED PREMISES. Wherever the word "premises" or the phrase "demised premises" is used in this Lease, it shall refer to the Demised Premises described in Section 1.1, unless the context clearly requires otherwise.

     23.3 LEASE TERM. Wherever the phrase "Lease Term" or the phrase "term of this Lease" is used in this Lease, it shall refer to the Lease Term described in
Section 1.2(a) and any extensions and renewals thereof validly and timely exercised by Tenant, unless the context clearly requires otherwise.

     23.4 TENANT'S PROPERTY. Wherever the phrase "Tenant's Property" is used in this Lease, it shall refer to the Tenant's Property described in Section 12.9(a), unless the context clearly requires otherwise.

     23.5 LEASEHOLD IMPROVEMENTS. Wherever the phrase "Leasehold Improvements" is used in this Lease, it shall refer to the Leasehold Improvements described in
Section 12.9(a), unless the context clearly requires otherwise.

24. NOTICE TO PARTIES

     24.1 ADDRESSES FOR NOTICES. All notices required or desired to be given hereunder by either party to the other shall be in writing and personally delivered or given by overnight express delivery, service or by certified or registered mail (delivery andlor postage charges prepaid) and addressed as specified in Section 1.9. Either party may, by like written notice, designate a new address to which such notices shall be directed.

     24.2 EFFECTIVE DATE OF NOTICE. Notices personally delivered shall be deemed effective upon delivery; notices sent by certified or registered mail shall be deemed effective upon the earlier of (i) the date of receipt or rejection by the addressee, or (ii) three (3) days following the date of mailing (excluding Sundays and holidays on which mail is not delivered by the United States Postal Service). Notwithstanding the foregoing, any notice pertaining to a change of address of a party shall be deemed effective only upon receipt or rejection by the party to whom such notice is sent.

25. NOTICE TO MORTGAGEES

     In addition to any notices required by Section 13.4, if any mortgagee shall notify Tenant that it is the holder of a mortgage affecting the Demised Premises and that it is requesting Tenant to provide the mortgagee with copies of notices sent by Tenant to Landlord, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such mortgagee in the manner prescribed in Section 24 and to such address as such mortgagee or trustee shall designate.

26. SPECIAL PROVISIONS; EXHIBITS

     26.1 INCORPORATION IN LEASE. It is agreed and understood that any Special Provisions and Exhibits referred to in Sections 1.10 and 1.11, respectively, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

     26.2 CONFLICTS. If there is a conflict between a Special Provision hereto and the Exhibits, Specific Provisions or General Provisions; of this Lease, the Special Provision shall govern. If there is a conflict


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between a Specific Provision and the Exhibits or General Provisions of this
Lease, the Specific Provision shall govern. If there is a conflict between the Exhibits and the General Provisions, the Exhibits shall govern.

27. CAPTIONS

     All section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

28. ENTIRE AGREEMENT; MODIFICATION

     This Lease, all Exhibits, and the Specific and Special Provisions incorporated herein by reference are intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, partners, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease, the Exhibits and the Specific and Special Provisions. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties, their agents or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease, the Exhibits and the Specific and Special Provisions. Tenant hereby acknowledges that Landlord, Landlord's Agent and their respective agents and employees made no representations, warranties, understandings or agreements pertaining to the condition of the Building or the Demised Premises, or otherwise, which have induced Tenant to execute, or have been relied upon by Tenant in the execution of this Lease, other than those specifically set forth herein. This Lease can be modified only by a writing signed by both parties hereto. The language of this Lease shall in all cases be construed as a whole and according to its fair meaning, and not strictly for or against either Landlord or Tenant. The interpretation or construction of this Lease shall be unaffected by any argument or claim, whether or not justified, that this Lease has been prepared, wholly or in substantial part, by or on behalf of Landlord or Tenant. Tenant acknowledges that it has had, or has had the opportunity to have, legal counsel of Tenant's choice to negotiate on behalf of (andlor explain to) Tenant the provisions of this Lease.

29. GOVERNING LAW; SEVERABILITY; RENOVATION

     This Lease shall be governed by and construed in accordance with the laws of jurisdiction where the Building is located. The unenforceability, invalidity, or illegality of any provision herein shall not render any other provision herein unenforceable, invalid, or illegal.

30. BINDING EFFECT OF LEASE

     The submission of an unsigned copy of this document to Tenant for examination or signature shall not constitute an option, reservation or offer to lease space in the Building. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant, and shall be enforceable in accordance with its terms from and after the date this Lease is fully executed and delivered by Landlord and Tenant.

31. FORCE MAJEURE

     If Landlord or Tenant is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond Landlord's or Tenant's reasonable control (whether similar or dissimilar to the foregoing named events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention. Lack of funds shall not be deemed a grounds of force majeure.

32. RECORDATION

     Neither this Lease nor a memorandum hereof shall be recorded by Tenant. Any violation of this Section shall be a default hereunder and Tenant agrees to pay all costs and expenses, including attorneys' fees, necessary to remove this Lease or any memorandum hereof from record. Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to prepare, execute and record such instrument(s), the foregoing power of attorney being deemed to be coupled with an interest.

33. TIME OF ESSENCE

     Tenant acknowledges that time is of the essence in its performance of any and all obligations, terms and provisions of this Lease.


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34. BROKERS

     Tenant represents and warrants that it did not retain, nor consult with, any broker or real estate salesperson (other than Landlord's Agent and The Ezra Company) with respect to this Lease. Tenant agrees to indemnify and hold Landlord and Landlord's Agent harmless from and against any claims for brokerage or other commissions and any claims of, or right to, a lien under applicable law relating to real estate broker liens, arising by reason of a breach by Tenant of the foregoing representation and warranty. Tenant agrees to pay, or upon demand reimburse Landlord and Landlord's Agent for, all costs and expenses, including attorneys' fees, necessary to remove from record any lien filed against the rents payable pursuant to this Lease and/or against the Demised Premises and/or the Building, by reason of a breach by Tenant of the foregoing representation and warranty.

35. RELATIONSHIP OF LANDLORD AND TENANT

     Nothing in this Lease shall be interpreted or construed as creating any partnership, joint venture, agency or any other relationship between the parties, other than that of landlord and tenant.

36. FINANCIAL STATEMENTS

     Tenant agrees, from time to time, upon not less than fifteen (15) days prior written notice by Landlord, to deliver to Landlord such financial statements as Landlord may request.

37. LENDER'S APPROVAL

     This Lease is contingent upon the lender who currently holds the first lien which encumbers the Building approving the Lease. In the event that such lender does not approve the Lease, Landlord shall have the right to terminate this Lease.

38. COUNTERPARTS

     This Lease may be executed in several counterparts, but all counterparts shall constitute one and the same document.

39. RENEWAL OPTION

     Provided (i) that the Lease shall be in full force and effect; (ii) that Tenant shall be in possession of the entire Demised Premises; (iii) that Tenant shall have not assigned the Lease or sublet any portion of the Demised Premises; and (iv) that no default under any of the terms, provisions, covenants or conditions of the Lease has occurred, then, and only in such event, Tenant shall have the right, at Tenant's sole option, to extend the term of the Lease for one
(1) additional period of five (5) years (the "Extension Term"). Such extension option shall be exercisable by Tenant giving written notice of the exercise of such extension option to Landlord no later than two hundred seventy (270) days prior to the expiration of the Lease Term; provided, however, in the event Tenant fails to exercise such option to extend during the aforesaid time period, such extension option shall become null and void and all rights with respect thereto shall automatically terminate and expire. The Extension Term shall be upon the terms, covenants and conditions as set forth herein with respect to the Lease Term, except that Base Annual Rent shall be adjusted for the Extension Term to the fair market rental for the Demised Premises. In the event that the parties do not, within sixty (60) days after the date that Tenant exercises its extension option, agree upon the fair market rent for the Demised Premises and enter into an amendment of the Lease setting forth the Base Annual Rent payable during the Extension Term, then such extension option shall be deemed null and void and of no further force or effect.

40. RIGHT OF FIRST OFFER

     Provided that (i) the existing occupant (and its successors and assigns) of the "Additional Space" (as defined below) does not extend or renew the term of its lease, (ii) no other tenant of the Building exercises any option that is contained in its lease to lease the Additional Space, (iii) the Lease shall be in full force and effect; (iv) Tenant shall be in possession of the Demised Premises; (v) Tenant shall have not assigned the Lease nor sublet any portion of the Demised Premises; and (vi) no default under any of the terms, provisions, covenants or conditions of the Lease beyond any applicable notice and cure period has occurred, then, Landlord shall deliver a written notice (the "Right of First Offer Notice") to Tenant which advises Tenant that Landlord desires to lease the Additional Space. As used herein, "Additional Space" shall mean any office space on the fourth (4th) floor of the Building that is located immediately adjacent to the Demised Premises. In the event that Landlord and Tenant enter into a written agreement within ten (10) days after the date that Landlord delivers the Right of

First Offer Notice to Tenant, which written agreement sets forth the terms and conditions under which Tenant will lease from Landlord the Additional Space, then Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the Additional Space in accordance with such written agreement. In the event that Landlord and Tenant do not, within ten (10) days after the date that Landlord delivers the Right of First Offer Notice to Tenant, enter into a written agreement which specifies the terms and conditions under which Tenant will lease the Available Space from Landlord, then (i) Landlord shall have the right to lease all or any portion of the Available Space to any party, and (ii) the provisions of this Section 40 shall be null and void and of no further force or effect.

41. REMOVAL OF DATA AND TELECOMMUNICATIONS WIRES

     (a) Within thirty (30) days after the expiration or earlier termination of the Lease or at any time that any of the Wires (as defined herein) are no longer in active use by Tenant, Landlord may elect ("Election Right") by written notice to Tenant to:

          (i) Retain any or all wires, cables, and similar installations appurtenant thereto installed by or on behalf of Tenant ("Wires") within the Demised Premises or anywhere in the Building outside the Demised Premises, including, without limitation, the plenums or risers of the Building;

          (ii) Remove any or all of the Wires and restore the Demised Premises or the Building, as the case may be, to their condition existing prior to the installation of the Wires ("Wire Restoration Work"). Landlord, at its option, may perform such Wire Restoration Work at Tenant's sole cost and expense; or

          (iii) Require Tenant to perform all or part of the Wire Restoration Work at Tenant's sole cost and expense.

     (b) Tenant shall comply with all applicable laws with respect to the Wires, subject to Landlord's right to elect to retain the Wires. In the event that Tenant discontinues the use of all or any part of the Wires or is no longer using all or any part of the Wires, Tenant shall within thirty (30) days thereafter, notify Landlord of same in writing, accompanied by a plan or other reasonable description of the current type, quantity, points of commencement and termination, and routes of the Wires to allow Landlord to determine if Landlord desires to retain same.

     (c) In the event Landlord elects to retain any or all of the Wires pursuant to Section 41(a)(i) hereof, Tenant covenants that:

          (i) Tenant shall be the sole owner of the Wires, Tenant shall have the right to surrender the Wires, and the Wires shall be free of all liens and encumbrances; and

          (ii) All Wires shall be left in good condition, working order, properly labeled and capped or sealed at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

     (d) Notwithstanding anything to the contrary in Section 15 of the Lease, Landlord may retain Tenant's Security Deposit after the expiration or earlier termination of the Lease until one of the following events has occurred with respect to all of the Wires:

          (i) Landlord elects to retain the Wires;

          (ii) Landlord elects to perform the Wire Restoration Work and the Wire Restoration Work is complete and Tenant has fully reimbursed Landlord for all costs related thereto; or

          (iii) Landlord elects to require Tenant to perform the Wire Restoration Work and the Wire Restoration Work is complete and Tenant has paid for all costs related thereto.

     (e) In the event that Tenant fails or refuses to pay all costs of the Wire Restoration Work within thirty (30) days of Tenant's receipt of Landlord's notice requesting Tenant's reimbursement for or payment of such costs or otherwise fails to comply with the provisions of this Section, Landlord may apply all or any portion of Tenant's Security Deposit toward the payment of any costs or expenses relative to the Wire Restoration Work or Tenant's obligations under this Section. The retention or application of such Security Deposit by Landlord pursuant to this Section does not constitute a limitation on or waiver of Landlord's right to seek further remedy under law or equity.

     (f) Tenant's predecessor-in-interest and/or a party that is related to or affiliated with Tenant (collectively, the "Related Party") currently leases the balance of the fourth floor of the Building (the "Remaining Premises"). On or before June 1, 2006, Tenant, at its sole cost and expense, shall remove all computer cabling and wiring that was installed by or on behalf of the Related Party (or its predecessor-in-interest) in the Remaining Premises.

     (g) The provisions of this Section shall survive the expiration or earlier termination of the Lease.

42. EXISTING LEASE

     Pursuant to an existing lease (the "Existing Lease") between Landlord and Tenant's predecessor-in-interest, Tenant is currently in possession of (i) the Demised Premises, and (ii) other rentable area located on the fourth (4th) floor of the building (the "Excluded Space"). In the event the Leasehold Improvements have not been substantially completed by June 1, 2006, then, provided Tenant is not in default under the Lease or the Existing Lease beyond the expiration of any applicable notice and cure period, then, until such time that the Leasehold Improvements are substantially completed, but in no event later than August 31, 2006, Tenant shall be permitted to occupy the Excluded Space upon all of the terms and conditions of the Existing Lease (without such occupancy being deemed a holdover), except that (a) the monthly installment of Base Annual Rent shall be $12,439.17 per month, and (b) Tenant's pro rata share shall be 4.27%. Despite the foregoing, in no event shall Tenant be permitted to occupy the Demised Premises under this Section 42 beyond August 31, 2006.

                                    EXHIBIT A

                                   FLOOR PLAN

                                  (FLOOR PLAN)

WESTMORELAND BUILDING                                    4TH FLOOR AS-BUILT PLAN

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

1. Tenant shall not obstruct or interfere with the rights of other tenants of the Building or the Complex, or of persons having business in the Building or the Complex, or in any way injure or annoy such tenants or persons. Tenant will not conduct any activity within the Demised Premises which will create excessive traffic or noise anywhere in the Building or the Complex. Tenant shall not bring or keep within the Building any animal, bicycle; motorcycle, or type of vehicle except as required by law.

2. Tenant shall promptly report to Landlord's Agent all accidents and incidents occurring on or about the Demised Premises, the Building and/or the Complex which involve or relate to the security and safety of persons and/or property.

3. Tenant shall use and occupy the Demised Premises only for the purposes specified in Section 1.8 of the Lease and for no other purpose whatsoever, and shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with applicable zoning and other municipal regulations, including but not limited to smoking regulations. Canvassing, soliciting and peddling in the Building or anywhere in the Complex are prohibited, and Tenant shall reasonably cooperate to prevent such activities.

4. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Demised Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not construct, maintain, use or operate within the Demised Premises or elsewhere in the Building or outside of the Building any equipment or machinery which produces music, sound or noise, which is audible beyond the Demised Premises. Tenant shall not cause objectionable noises, vibrations or odors within the Building.

5. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building, except in the refuse containers provided therefor. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage without being in violation of the Lease or any law or ordinance governing such disposal. Tenant shall be charged the cost of removal for any items left by Tenant that cannot be so removed. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Demised Premises or the Building. Tenant shall exercise its commercially reasonable efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building (hereinafter "Common Areas") clean and free from rubbish. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

6. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by Tenant's agents, employees, visitors or invitees upon Common Areas or elsewhere within the Building. Tenant shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with all rules and regulations adopted by Landlord governing the use of the Common Areas. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter or install equipment in the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of Landlord. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. Tenant shall not, nor shall Tenant's agents, employees or contractors, enter or install equipment in or at the equipment room(s) or closet(s), inside telecommunications and/or data transmission wire space and/or conduits or the telephone wire demarcation point in the Building without Landlord's prior consent.

7. Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Demised Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water. The use of cement or other similar adhesive material is expressly prohibited, Floor distribution boxes for electric and telephone wires must remain accessible at all times.

8. Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon windows of the Demised Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of the Systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building (this is not applicable in VAV buildings). Tenant shall not cover induction units.

9. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any purpose other than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags, or toxic or flammable products, or other improper substances, therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense, and Landlord shall not be responsible therefor.

10. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Demised Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Demised Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or to the Demised Premises used by Tenant immediately after using such doors. Tenant shall cooperate with energy conservation by limiting use of lights to areas occupied during non-business hours.

11. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord's employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

12. All keys to the exterior doors of the Demised Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. The word "key" as used herein shall refer to keys, keycards, and all such means of obtaining access through restricted access systems.

13. No signs, advertisements or notes shall be painted or affixed on or to any windows, doors or other parts of the Building visible from the exterior (other than as expressly permitted by the terms of the Lease), or to any Common Area or public area of the Building.

14. Landlord will provide and maintain a directory board for the Building, in the main lobby of the Building, and no other directories shall be allowed.

15. All contractors, contractors' representatives and installation technicians tendering any service to Tenant shall be referred by Tenant to Landlord for Landlord's supervision, approval and control before the performance of any contractual service. This provision shall apply to all work performed in the Building.

16. After initial occupancy, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or material which requires use of elevators shall be restricted to the use of freight elevators only. Absolutely no carts or dollies are allowed through the main entrances or on passenger elevators. All items not hand carried must be delivered via the appropriate loading dock and freight elevator, if any.

17. No portion of the Demised Premises shall at any time be used or occupied as sleeping or lodging quarters.

18. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by taking in or putting out any property of Tenant, or done by Tenant's Property while in the Building, shall be repaired at the expense of Tenant.

19. For purposes hereof, the terms "Landlord", "Landlord's Agent", "Tenant", "Complex", "Building", "Demised Premises", "Tenant's Property" and "Systems" are defined in the Lease to which these rules and regulations are attached. Wherever these terms appear in the rules and regulations they shall have the same meaning as defined in the Lease.

20. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of any premises in the Building.

                                    EXHIBIT C

                             CLEANING SPECIFICATIONS

A. DAILY - Monday through Friday, except legal holidays.

     1.   Empty waste baskets, clean ashtrays.

     2.   Dust accessible areas of desk tops.

     3.   Vacuum carpet in all areas of the Demised Premises.

     4.   Mop spillages on tile floors.

     5.   Clean lavatories and replace supplies.

     6. Dust and mop kitchens within the Demised Premises, provided that Tenant shall be responsible for the cleaning of any dishes, glasses or utensils in the kitchen areas. Tenant shall maintain any coffee pots and utensils located in the Demised Premises.

B. WEEKLY

     1.   Dust accessible areas of furniture, convectors and other furnishings.

     2.   Clean glass in doors and partitions.

C. MONTHLY

     1.   Mop and buff tile floors.

     2.   Dust venetian blinds, window frames and exterior of lighting fixtures.

     3.   Spot clean walls.

     4.   Clean telephones.

D. QUARTERLY

     1.   Clean and refinish tile floors where necessary.

     2.   Clean baseboards.

E. SEMI-ANNUALLY

     1.   Wash windows.

F. ANNUALLY

     1.   Wash light fixtures and lenses.

     2.   Clean venetian blinds.

NOTE: Cleaners will not move papers or other materials from surfaces to be cleaned, dusted or vacuumed. Trash not in wastebaskets should be clearly marked "TRASH". Cleaning of private kitchens and baths is the responsibility of the Tenant.

                                    EXHIBIT D

                           CERTIFICATE OF COMMENCEMENT

     THIS CERTIFICATE OF COMMENCEMENT ("Certificate") is made this ________________________ day of ___________________________, 20_, by and between
ELIZABETHEAN COURT ASSOCIATES III LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") and TECH TEAM GLOBAL, INC. ("Tenant").

     WHEREAS, Landlord and Tenant have entered into a Lease dated
________________________________, 20 ("Lease");

     WHEREAS, the Commencement Date of the Lease is dependent upon the occurrence of certain events; and

     WHEREAS, those certain events have occurred and Landlord and Tenant now desire to specify the Commencement Date of the Lease Term for purposes of establishing the term of the Lease and the schedule for payment of rent during said period.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant warrant and represent each to the other as follows:

     1.   The Commencement Date of the Lease Term is ______________________, 20.

     2.   The Expiration Date of the Lease Term is _______________________, 20_.

     3.   The Rentable Area of the Demised Premises is ____________ square feet.

     4.   Tenant's Proportionate Share is __________________ percent.

     5.   The Base Annual Rent is $_____________________________________________

     6.   The Base Monthly Rent is $____________________________________________

     IN WITNESS WHEREOF, Landlord and Tenant do hereby execute this Certificate under seal on the day and year first above written.

WITNESS:                                LANDLORD:
                                        ELIZABETHEAN COURT ASSOCIATES III
                                        LIMITED PARTNERSHIP, a Maryland
                                        limited partnership

                                        By: WESTMORELAND BUILDING CORPORATION,
                                            General Partner


                                        By:                               (SEAL)
                                            -----------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

-------------------------------------
WITNESS:                                TENANT:
                                        TECH TEAM GLOBAL, INC.


                                        By:                               (SEAL)
                                            -----------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

-------------------------------------

                                    EXHIBIT E

                              INTENTIONALLY DELETED

                                    EXHIBIT F

                                 WORK AGREEMENT

     This Exhibit is attached to and made a part of that certain Office Building Lease dated as of May 18, 2006 (the "Lease"), by and between Elizabethean Court Associates III Limited Partnership ("Landlord") and Tech Team Global, Inc. ("Tenant"). Terms used but not defined in this Exhibit shall have the meaning ascribed to them in the Lease.

     1. Tenant's Authorized Representative. Tenant designates Al Russo ("Tenant's Authorized Representative") as the person authorized to initial all plans, drawings, change orders and approvals pursuant to this Exhibit. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant's Authorized Representative.

     2. Leasehold Improvements. Commencing with the Demised Premises in their "as is" condition as of the date hereof, Landlord or its designated contractor shall install in the Demised Premises those initial improvements specified in final space plans and construction and engineering drawings approved by Landlord (the "Leasehold Improvements"). Landlord shall not be obligated to provide any improvements, and the Demised Premises shall be delivered containing no property of any kind, other than the Leasehold Improvements. Landlord or its contractor shall be available as reasonably required by Tenant throughout the design construction process to provide Tenant with budgeting and value engineering assistance. Tenant shall pay all costs and expenses [including a fee for Landlord's construction management services in the amount of three percent (3%) of the cost of designing, engineering, purchasing and installing the Leasehold Improvements and the cost of any services provided by Landlord's architect or engineer] incurred in connection with the Leasehold Improvements to the extent such costs and expenses exceed an allowance in the amount of the product of Twenty and 001100 Dollars ($20.00) multiplied by the number of square feet of rentable area contained within the Demised Premises (the "Allowance"). Except as provided in the sentence which immediately follows this sentence, Tenant shall not receive any credit, cash or otherwise, for any unused portion of the Allowance. To the extent that the Allowance is not fully utilized in designing and constructing the Leasehold Improvements, Tenant shall be entitled to use (a) up to the product of Five and 001100 Dollars ($5.00) multiplied by the number of square feet of rentable area contained within the Demised Premises for the installation and removal of cabling, moving expenses and telecommunications equipment, and (b) up to the product of Seven and 001100 Dollars ($7.00) multiplied by the number of square feet of rentable area contained within the Demised Premises as a credit against Base Annual Rent. Tenant shall pay fifty percent (50%) of Landlord's reasonable estimate of those costs and expenses (if any) which exceed the Allowance on or before the later to occur of (i) the earlier to occur of (A) the date the preliminary space plan is prepared and delivered to Tenant, or (B) the date of Tenant's execution of the Lease, or (ii) the tenth (10th) day after the date Landlord gives Tenant notice of Landlord's estimate of such expenses. Tenant shall pay the remainder of such estimate within ten (10) days after Tenant's receipt of a notice stating that the Leasehold Improvements are fifty percent (50%) complete, as reasonably determined by Landlord. Tenant shall pay for all such costs and expenses (minus any estimated payments made as aforesaid) when the Leasehold Improvements are substantially complete and Tenant receives a bill therefor. Tenant shall pay such bill, if any, no later than the earlier of the Commencement Date or ten
(10) days after Tenant's receipt thereof. All amounts payable pursuant to this Exhibit by Tenant shall be considered Additional Rent and are subject to the provisions of the Lease.

     3. Schedule.

          (a) If any plans and drawings are prepared by Landlord's architect or engineer, such plans and drawings will be prepared on Tenant's behalf and Tenant shall be solely responsible for the timely completion of all plans and drawings and for their compliance with all Laws. Certain plans and specifications for the Building are available for Tenant's inspection at Landlord's offices. All of Tenant's plans shall be prepared by a licensed architect and engineer reasonably approved by Landlord, shall be in a form sufficient to secure the approval of government authorities with jurisdiction over the approval thereof, and shall be otherwise reasonably satisfactory to Landlord.

          (b) Tenant shall submit to Landlord a final space plan and all specifications, details, finishes (including, without limitation, paint and carpet selections), elevations and sections, all as approved by Tenant and Landlord ("Tenant's Space Plan"), on or before May 12, 2006. Tenant's Space Plan shall indicate partition layout, door location, special equipment types, floor load requirements exceeding fifty (50) pounds per square foot live load, telephone and electrical outlet locations, and the seating capacity of all conference rooms.

          (c) If required by Landlord in order to construct the work contemplated by this Exhibit, Tenant shall submit to Landlord final architectural working drawings approved by Tenant and Landlord on or before May 26, 2006. Such architectural working drawings shall include: master legend, construction plan, reflected ceiling plan, telephone and electrical outlet layout, finish plan and all architectural details, elevations and specifications necessary to construct the Demised Premises. To the extent necessary, promptly after submission of the final architectural working drawings, final engineering working drawings and an estimation of the cost of providing the Leasehold Improvements shall be prepared.

          (d) The deadlines specified in this Paragraph shall apply whether plans and drawings are prepared by Landlord's architect or engineer or an architect or engineer selected by Tenant. All deadlines must be met in order to allow Landlord sufficient time to review plans and drawings, discuss with Tenant any changes thereto which Landlord believes to be necessary or desirable, and complete substantially the Premises within the time frame provided in Article III of the Lease. The parties intend for each such deadline to be the applicable deadline, even if any such deadline is before the date the Lease is executed.

          (e) Landlord shall bid the Leasehold Improvements to at least three
(3) general contractors.

     4. Approval. All plans and drawings (and changes thereto) shall be subject to Landlord's written approval. Such approval shall not constitute either (a) approval of any delay caused by Tenant or a waiver of any right or remedy that may arise as a result of such delay, or (b) Landlord's representation that such approved plans, drawings or changes comply with all Laws.

     5. Change Orders. If Tenant requests any change or addition to the work or materials to be provided by Landlord pursuant to this Exhibit after Tenant's approval of the final space plan, then Landlord shall not be obligated to perform such change or addition. All additional expenses attributable to any change order requested by Tenant and approved by Landlord shall be payable by Tenant prior to the performance of the work contemplated by such change order. If Landlord submits an estimate of the additional expenses attributable to a change order, then Tenant shall pay such estimated additional expenses prior to the performance of the work contemplated by such change order. If the actual additional expenses attributable to such change order exceed such estimated additional expenses, then Tenant shall pay the amount of such excess no later than the earlier of the Commencement Date or ten (10) days after Tenant's receipt of a bill therefor. If such estimated additional expenses exceed the actual additional expenses attributable to such change order, then the amount of such excess shall be credited against the first installment(s) of rent.

     6. Substantial Completion.

          (a) Except as provided in Paragraph 6(b), the Demised Premises shall be deemed to have been substantially complete when the work and materials to be provided pursuant to this Exhibit [except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing substantial interference with Tenant's use of the Demised Premises (i.e., the "punch list" items)] have been completed, as reasonably determined by Landlord.

          (b) If Landlord shall be delayed in completing the work and materials to be provided pursuant to this Exhibit as a result of (1) Tenant's failure to comply with any of the deadlines specified in this Exhibit or with any of the other requirements of this Exhibit or the Lease, (2) Tenant's request for modifications to plans or working drawings subsequent to the date such plans or working drawings are approved by Landlord, (3) Tenant's failure to pay when due any amount required pursuant to this Exhibit, (4) Tenant's request for long lead time materials, finishes or installations, or (5) the performance of any work, or the entry into the Demised Premises, by Tenant or any person or firm employed or retained by Tenant, then for purposes of determining the Commencement Date, the work and materials to be provided pursuant to this Exhibit shall be deemed to have been substantially complete on the date that Landlord determines in its reasonable judgment that such work and materials would have been substantially complete if such delay(s) had not occurred.

     7. Early Access. Tenant and its contractors shall be allowed access to the Demised Premises approximately fifteen (15) days prior to Landlord's anticipated date of substantial completion of the Leasehold Improvements for the purpose of installing Tenant's communication and data equipment and associated wiring and to install other special equipment, fixtures and furniture, and such installations shall not be considered the commencement of beneficial use of the Demised Premises by Tenant. Any and all installations and other related activity by Tenant or its contractors prior to the Commencement Date shall be coordinated with Landlord and its general contractor to insure that Tenant's work in and to the Demised Premises does not interfere with the work being performed by Landlord and its contractors. Notwithstanding anything herein to


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the contrary, neither Tenant nor its agents shall have access to the Demised
Premises during such times specified by Landlord as times that Landlord or its contractor reasonably determine are likely to cause delay or interference with the activities of or on behalf of Landlord in the Demised Premises. All terms and conditions of this Lease, including, without limitation, the insurance, release and waiver of liability provisions of the Lease shall apply to and be effective during such period of occupancy by Tenant, except for Tenant's obligation to pay rent.

     8. Possession. Tenant's taking of possession of the Demised Premises shall constitute Tenant's acknowledgment that the Demised Premises are in good condition and that all work and materials are satisfactory, except as to any defect or incomplete work that is described in a written notice given by Tenant to Landlord not later than three (3) business days after the day Tenant takes possession of the Premises. Tenant and its agents shall have no right to make any alteration in the Premises until Tenant submits such written notice. Landlord will correct and complete those defects and incomplete items described in such notice which Landlord confirms, in its reasonable judgment, are in fact defects or incomplete items. At Landlord's request, Tenant shall accompany Landlord to prepare the punch list on or before the date Tenant takes possession of the Premises.


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